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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid::
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

April 12, 2013

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Level 3 Communications, Inc. ("Level 3") to be held at 9:00 a.m. on May 23, 2013, at the Level 3 Communications Headquarters, 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        At the Annual Meeting, you will be asked to consider and act upon the following matters:

  •
  the election to our Board of Directors of 14 directors, each for a one-year term until the 2014 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  •
  the approval of the named executive officer executive compensation, which vote is on an advisory basis; and

  •
  the transaction of such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you elect the 14 nominees for director, each for a one-year term until the 2014 Annual Meeting of Stockholders and approve the named executive officer compensation on an advisory basis. See "ELECTION OF DIRECTORS PROPOSAL" and "VOTE ON COMPENSATION PROPOSAL."

        Following the completion of the formal business portion of the Annual Meeting, members of our senior management will be making a presentation. We expect that this presentation will be followed by an open question and answer session with members of our senior management. We anticipate that the Annual Meeting will conclude at the end of the question and answer period but in any event promptly at 11:00 a.m.

        Information concerning the matters to be considered and voted upon at the Annual Meeting is contained in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, if you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you, or, if you requested or otherwise received printed copies of the proxy materials, you can also vote by mail, by telephone or over the Internet as instructed on the proxy card that you received. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card.

Sincerely,

Walter Scott, Jr. Chairman of the Board

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To be held May 23, 2013

To the Stockholders of Level 3 Communications, Inc.:

        The 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") of Level 3 Communications, Inc., a Delaware corporation ("Level 3" or "our"), will be held at the Headquarters of Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 at 9:00 a.m. on May 23, 2013, for the following purposes:

  1.
  To elect all 14 directors of the Board of Directors of Level 3 each for a one-year term until the 2014 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  2.
  To approve the named executive officer compensation, which vote is on an advisory basis; and

  3.
  To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 28, 2013 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Level 3 common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of May 13, 2013, ten days prior to the Annual Meeting, a list of stockholders entitled to notice of the Annual Meeting and that have the right to vote at the Annual Meeting will be available for inspection at the Level 3 offices located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        The 14 nominees for director will be elected by a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The proposal to approve the named executive officer compensation on an advisory basis, requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by holders of Level 3 common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, IF YOU DO NOT WISH TO VOTE IN PERSON OR IF YOU WILL NOT BE ATTENDING THE ANNUAL MEETING, YOU MAY VOTE BY PROXY. YOU CAN VOTE BY PROXY OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT WAS PREVIOUSLY MAILED TO

i

YOU, OR, IF YOU REQUESTED OR OTHERWISE RECEIVED PRINTED COPIES OF THE PROXY MATERIALS, YOU CAN ALSO VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET AS INSTRUCTED ON THE PROXY CARD THAT YOU RECEIVED. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors

Dated: April 12, 2013
Walter Scott, Jr. Chairman of the Board

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 23, 2013: The Level 3 Communications, Inc. Proxy Statement for the 2013 Annual Meeting of Stockholders and the 2012 Annual Report to Stockholders are available at http://www.proxyvote.com.

ii

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

Proxy Statement
April 12, 2013

2013 ANNUAL MEETING OF STOCKHOLDERS
May 23, 2013

        We are furnishing you this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3," the "company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on May 23, 2013, or any adjournment or postponements thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report to Stockholders are first being mailed or made available to Stockholders on or about April 12, 2013. We sometimes refer to our Board of Directors as the "Board" and to this document as the "Proxy Statement."

BACKGROUND INFORMATION

Why am I receiving these materials?

        Our Board of Directors has made these materials available to you in connection with the Board's solicitation of proxies for use at the Annual Meeting, which will take place on May 23, 2013. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

        These materials include:

  •
  Our Proxy Statement for the Annual Meeting; and

  •
  Our 2012 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you received printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. These materials can also be viewed online at http://www.proxyvote.com.

How can I get electronic access to the proxy materials?

        The Notice will provide you with instructions regarding how to:

  •
  View our proxy materials for the Annual Meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and is more environmentally friendly. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Where will the Annual Meeting be held?

        The Annual Meeting will be held at our headquarters, 1025 Eldorado Boulevard, Broomfield, Colorado 80021 at 9:00 a.m. on May 23, 2013. If you would like directions to the Annual Meeting, please see our website at http://investors.level3.com/investor-relations/annual-meeting-registration/default.aspx

Will senior management be making a presentation at the Annual Meeting?

        Yes, following the completion of the formal business portion of the Annual Meeting, members of our senior management will be making a presentation. We expect that this presentation will be followed by an open question and answer session with members of our senior management. We anticipate that the Annual Meeting will conclude at the end of the question and answer period but in any event promptly at 11:00 a.m.

What items will be voted on at the Annual Meeting?

        The following are the items that will be voted on at the Annual Meeting:

  1.
  To elect all 14 directors of the Board of Directors of Level 3 each for a one-year term until the 2014 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  2.
  To approve the named executive officer compensation, which vote is on an advisory basis.

What are our Board of Directors' voting recommendations?

        Our Board of Directors recommends that you elect the 14 nominees for director, each for a one-year term until the 2014 Annual Meeting of Stockholders and that you vote for approval of the named executive officer compensation, which vote is on an advisory basis.

Where are Level 3's principal executive offices located, and what is Level 3's main telephone number?

        Level 3's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021. Our main telephone number is (720) 888-1000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to the rules adopted by the Securities and Exchange Commission (the "SEC"), we are required to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners as well as to employees who participate in the Level 3 Communications 401(k) Plan and hold units in the Level 3 Stock Fund. You will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your proxy materials by email saves us the cost of printing and mailing documents to you and is more environmentally friendly.

Who may vote at the Annual Meeting?

        If you owned our common stock at the close of business on March 28, 2013 (the "Record Date"), then you may attend and vote at the meeting. At the close of business on the Record Date, we had

221,268,380 shares of common stock issued and outstanding, all of which were entitled to one vote on the matters to be considered at the meeting.

What shares are represented by the proxy card that was delivered?

        If we delivered a proxy card to you, the proxy represents all the shares registered in your name with our transfer agent, Wells Fargo Shareowner Services. A proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

        If you are an employee who participates in the Level 3 Communications, Inc. 401(k) Plan, the proxy card that we delivered to you also will include the shares of our common stock that are attributable to the units that you hold in the Level 3 Stock Fund as part of the 401(k) Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by Level 3.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

        A majority of Level 3's outstanding common stock on the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

  •
  Are present and vote in person at the meeting; or

  •
  Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of Level 3's shares, how do I vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

        If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or over the Internet as instructed on the proxy card that you received.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, or if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

What happens if I do not give specific voting instructions?

        Stockholders of Record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, including the ELECTION OF DIRECTORS PROPOSAL and VOTE ON COMPENSATION PROPOSAL.

        If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

How are the shares of our common stock that are attributable to the units held in the Level 3 Stock Fund that is a part of our 401(k) Plan voted?

        If you are an employee who participates in the Level 3 Communications, Inc. 401(k) Plan, your voting instructions will also instruct the trustee of the plan how to vote the shares allocated to your 401(k) Plan account. If you do not vote your proxy (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Plan participants vote their shares. Votes under the Level 3 Communications, Inc. 401(k) Plan receive the same confidentiality as all other votes.

How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore do not have any effect on the outcome of a matter to be voted on at the Annual Meeting that requires an affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting. Abstentions only have an effect on the outcome of any matter being voted on at the Annual Meeting that requires the approval based on our total shares of common stock outstanding. None of the proposals to be considered at the Annual Meeting require an affirmative vote based on the total shares outstanding. For proposals where a majority of the total shares outstanding is required to approve a proposal, an abstention is equivalent to a vote against the proposal.

What is the voting requirement to approve each of the proposals?

        The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—Election of directors	The 14 nominees for director will be elected by a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal 2—The approval of the named executive officer compensation, which vote is on an advisory basis.
To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Other than as described here, there are no limitations on your ability to revoke or change your vote. If you hold your shares in street name, you should consult your broker for information regarding how to revoke or change your vote.

Is cumulative voting permitted for the election of directors?

        Our Restated Certificate of Incorporation and Amended and Restated By-laws, or By-laws, do not permit you to cumulate your votes.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Level 3 or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

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  To allow for the tabulation and certification of votes; and

  •
  To facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board of Directors.

Who will tabulate the vote?

        Broadridge Financial Solutions, Inc. will tally the vote, which will be certified by an Inspector of Election who is a Level 3 employee.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and will be reported by us through the filing of a Form 8-K, which we expect to file with the U.S. Securities and Exchange Commission, or SEC, on or before May 29, 2013.

Am I entitled to appraisal rights?

        The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of the State of Delaware entitle stockholders to appraisal rights.

Who is paying for the cost of this proxy solicitation?

        Level 3 is paying the costs of the solicitation of proxies. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

  •
  Forwarding the Notice to beneficial owners;

  •
  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  Obtaining beneficial owners' voting instructions.

In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We will also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

What is householding of Proxy Materials?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021, (720) 888-1000. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

What is the deadline to propose actions for consideration at the 2014 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

        You may submit proposals, including director nominations, for consideration at future annual meetings of stockholders.

        A stockholder who would like to have a proposal considered for inclusion in our 2014 Proxy Statement must submit the proposal so that it is received by us no later than December 13, 2013. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        If a stockholder does not submit a proposal for inclusion in our 2014 Proxy Statement, but instead wishes to present it directly at the 2014 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 24, 2014, but no earlier than February 22, 2014, for the proposal to be included in our proxy material relating to that meeting. Proposals received after March 24, 2014 will not be voted on at the 2014 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2014 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2014 Annual Meeting.

        If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must also state the information described below under the caption "ELECTION OF DIRECTORS PROPOSAL—Nominating Procedures," and "ELECTION OF DIRECTORS PROPOSAL—Additional Information for Submission of Nominations for Director."

        All proposals must be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

How can I communicate with the independent directors on Level 3's Board?

        If you wish to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3, you should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
  director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

        We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

 ELECTION OF DIRECTORS PROPOSAL

        At the Annual Meeting, the 14 directors that are standing for election will be elected to hold office for a one-year term until the 2014 Annual Meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will, in their discretion, vote for that nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

Nomination Procedures

        In exploring potential candidates for director, the Nominating and Governance Committee of the Board considers individuals recommended by members of the committee, other directors, members of management, stockholders or self-nominated individuals. The committee is advised of all nominations that are submitted to us and determines whether it will further consider those candidates using the criteria described below. The committee members apply the criteria described below, and also exercise their judgment to select those potential candidates that they believe are best suited to serve as members of our Board and, when considered as a group, provide a diversity of viewpoints, professional experiences, educational backgrounds, professional skills and other individual qualities and attributes that contribute to Board heterogeneity and effectiveness.

        In order to be considered, each proposed candidate must:

  •
  be ethical;

  •
  have proven judgment and competence;

  •
  have professional skills and experience in dealing with a large, complex organization or in dealing with complex issues that are complementary to the background and experience represented on the Board and that meet our needs;

  •
  have demonstrated the ability to act independently and be willing to represent the interests of all stockholders and not just those of a particular philosophy or constituency; and

  •
  be willing and able to devote sufficient time to fulfill his/her responsibilities to Level 3 and our stockholders.

        After the Nominating and Governance Committee has completed its evaluation, it presents its recommendation to the full Board for the full Board's consideration and approval. In presenting its recommendation, the committee also reports on other candidates who were considered but not selected.

        In connection with our acquisition of Global Crossing Limited ("Global Crossing"), on April 10, 2011, we entered into a Stockholder Rights Agreement with STT Crossing Ltd. ("STT Crossing"), which was the majority shareholder of Global Crossing. We refer to this agreement as the STT Stockholder Rights Agreement. Pursuant to the STT Stockholder Rights Agreement, STT Crossing has the right to nominate for election to the Board that number of individuals as required by the terms of that agreement. For 2013, STT Crossing is entitled to designate for nomination three individuals. Based on STT Crossing's current percentage holdings of our common stock and if the Board size remains at 14 members, STT Crossing would have the right to designate for nomination four individuals in 2014.

        Pursuant to the STT Stockholder Rights Agreement, the Nominating and Governance Committee of the Board, subject to the fiduciary duties of the members of that committee and any applicable regulation or listing requirement of the New York Stock Exchange, is obligated to nominate the individuals designated by STT Crossing for election to the Board. In addition, the Board is required to recommend that the stockholders vote in favor of the nominees designated by STT Crossing and we are required to use all reasonable efforts to cause the individuals to be elected as members of the Board. In making its recommendations to the full Board regarding the nominees for election to our Board at the Annual Meeting, the Nominating and Governance Committee of the Board considered the reasons stated by STT Crossing for why its designees were selected. These reasons are included in the biographies for each of the STT Crossing designees below.

        We will report any material change to any of these procedures in a quarterly or annual filing with the SEC and any new procedure will be available on our website at www.level3.com.

        The members of the Nominating and Governance Committee believe that each of the nominees meet the criteria described above. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Level 3 and our Board.

Recent Management Changes

        Effective April 11, 2013, Jeff K. Storey was named our President and Chief Executive Officer, replacing James Q. Crowe as Chief Executive Officer. In addition, the Board determined to nominate Mr. Storey for election to the Board at the Annual Meeting. In addition, Mr. Crowe will not be nominated for election to the Board, and as a result, Mr. Crowe is not listed in this proxy statement as a nominee for election to the Board. Mr. Crowe's membership on the Board will expire automatically with the completion of the formal portion of the Annual Meeting.

Information as to Nominees

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Board committee memberships, of the nominees for election are set forth below. All information is presented as of April 11, 2013. Other than Jeff K. Storey and Charles C. Miller, III, none of these directors is our employee.

Name	Age	Position
Walter Scott, Jr.	81	Chairman of the Board
Jeff K. Storey	52	President and Chief Executive Officer
General Kevin P. Chilton	58	Director(1)(4)
Admiral Archie R. Clemins	69	Director(1)(5)
Steven T. Clontz	62	Director(3)(5)(6)
Admiral James O. Ellis, Jr.	65	Director(3)(4)
T. Michael Glenn	57	Director (1)
Richard R. Jaros	61	Director(2)(5)(6)
Michael J. Mahoney	61	Director(2)(6)
Charles C. Miller, III	60	Vice Chairman, Executive Vice President and Director(4)(5)
John T. Reed	69	Director(1)(4)(6)
Peter Seah Lim Huat	66	Director(2)
Peter van Oppen	60	Director
Dr. Albert C. Yates	71	Director(2)(3)

(1)
Member of Audit Committee
(2)
Member of Compensation Committee
(3)
Member of Nominating and Governance Committee

(4)
Member of Classified Business and Security Committee
(5)
Member of Strategic Planning Committee
(6)
Member of Transition Planning Committee

        The members of the Nominating and Governance committee as well as the full Board believe that the nominees have the following particular experience, qualifications, attributes or skills to serve as a member of our Board.

        Walter Scott, Jr. has been our Chairman of the Board since September 1979, and our director since April 1964. Mr. Scott has been Chairman Emeritus of Peter Kiewit Sons', Inc. ("PKS") since 1998. Mr. Scott is also a director of PKS, Berkshire Hathaway Inc., MidAmerican Energy Holdings Company ("MidAmerican"), and Valmont Industries, Inc. Mr. Scott was also previously a director of Burlington Resources Inc., Commonwealth Telephone Enterprises, Inc. ("Commonwealth") and RCN Corporation ("RCN"). The Board selected Mr. Walter Scott, Jr. to serve as a director because it believes he possesses valuable management and financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies. Mr. Scott has over 50 years of business experience in leading a large and complex organization such as Level 3. In addition, Mr. Scott has over 20 years of experience in serving as a member of the board of directors for various companies in the telecommunications industry, which informs his judgment and risk assessment as a Board member.

        Jeff K. Storey has been the President and Chief Executive Officer of the Company since April 11, 2013. Prior to that, Mr. Storey was President and Chief Operating Officer of Level 3 from December 2008 until April 11, 2013. From December 2005 until May 2008, Mr. Storey was President—Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia's investments in telecommunications companies. Prior to that, beginning in October 2002, Mr. Storey was President and Chief Executive Officer of WilTel Communications Group, LLC until its sale to the Company in December 2005. Prior to this position, Mr. Storey was Senior Vice President—Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company's communications network, including planning, engineering, field operations, service delivery and network management. The Board selected Mr. Storey to serve as a director because he is our Chief Executive Officer, and the Board believes that it is critical that our Chief Executive Officer serve as a member of our Board for a variety of reasons, including Mr. Storey's key role in formulating and leading the implementation of our business strategy. Mr. Storey has 30 years of experience in leading companies in various portions of the telecommunications industry.

        General Kevin P. Chilton has been our director since April 2012. In February 2011, General Chilton retired from the U.S. Air Force after 34 years of service. General Chilton served as Commander, U.S. Strategic Command, from 2007 through 2011, overseeing operations for the U.S. Department of Defense nuclear, space and cyberspace operations. From 2006 to 2007, General Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. He previously served in a variety of command positions and as a pilot and test pilot. General Chilton also served as a NASA astronaut from 1987 to 1996, including on three space shuttle flights, and as the Deputy Program Manager for the International Space Station from 1996 to 1998. General Chilton is a director of Anadarko Petroleum Corporation and Orbital Sciences Corporation. General Chilton is also a member of the board of the Aerospace Corporation, a federally funded research and development center that is sponsored by the United States Air Force, and provides objective technical analyses and assessments for space programs that serve the U.S. national interest. The Board selected General Chilton to serve as a director because it will benefit from his extensive command and leadership experience in the Air Force, which provides him with a valuable blend of political, legislative, international and regulatory knowledge and experience as we continue to implement our business strategy and review opportunities to grow our business with various federal, state and local governmental departments and agencies. General Chilton also gained managerial, financial and executive experience with his involvement in preparing the Air Force five-year budget/program for several years. General Chilton is a member of the Board's Audit Committee and Classified Business and Security Committee.

        Admiral Archie R. Clemins U.S. Navy (ret.) has been our director since October 2011. Admiral Clemins has been designated as a nominee by STT Crossing pursuant to the STT Stockholder Rights Agreement. Since January 2000, Admiral Clemins has been the owner and President of Caribou Technologies, Inc., an international consulting firm, and concentrates on the transition and integration of commercial technology to the government sectors, both in the United States and Asia. From 2008 to April 2011, he served as a director of Cyalume Technology Holdings, Inc. He also served as a director of Global Crossing from December 2003 until its sale to us in October 2011. In addition to serving on the boards of other technology, nonprofit and venture capital concerns, Admiral Clemins is a Venture/Limited Partner with Highway 12 Ventures. As an officer of the United States Navy from 1966 through December 1999, Admiral Clemins' active duty service included command of the attack submarine USS Pogy (SSN-647), Commander, U.S. Seventh Fleet, and Admiral and the 28th Commander of the U.S. Pacific Fleet. STT Crossing believes that Admiral Clemins' U.S. Navy leadership positions give him a unique perspective on organizational management and allow him to bring to Level 3's board insights on economic, government and foreign policy issues. STT Crossing also believes that his experience with technology companies gives him great familiarity with many of the types of issues that Level 3 faces in its business as a telecommunications company. Admiral Clemins is a member of the Board's Audit Committee and the Strategic Planning Committee.

        Steven T. Clontz has been our director since April 2012. Mr. Clontz has been designated as a nominee by STT Crossing pursuant to the STT Stockholder Rights Agreement. Mr. Clontz served as a member of the executive committee of Global Crossing from December 2003 until its sale to us in October 2011. Mr. Clontz has been Senior Executive Vice President for North America and Europe of Singapore Technologies Telemedia Pte. Ltd. since January 2010. Effective March 2013, Mr. Clontz is also a Corporate Adviser to Temasek International Advisors Pte. Ltd. He was chief executive officer of StarHub Ltd from 1999 to 2009, and has served as a director of StarHub Ltd since 1999. From December 1995 through December 1998, Mr. Clontz served as chief executive officer, president and a director of IPC Information Systems, based in New York City. Prior to that, Mr. Clontz worked at BellSouth International, joining in 1987 and holding senior executive positions of increasing responsibility, serving the last three years as president Asia-Pacific. Mr. Clontz has served as a director of InterDigital, Inc. since 1998 and Equinix since 2005. Mr. Clontz began his career as an engineer with Southern Bell in 1973. STT Crossing believes that Mr. Clontz brings to Level 3's board extensive telecommunications business and operating experience, and that his leadership roles at non-U.S. companies bring an international perspective that adds diversity to the deliberations of Level 3's Board. Mr. Clontz is chairman of the Board's Strategic Planning Committee and a member of the Board's Nominating and Governance Committee and Transition Planning Committee.

        Admiral James O. Ellis, Jr. U.S. Navy (ret.) has been our director since March 2005. Since May 2012, Admiral Ellis has been a private investor. From May 2005 until May 2012, Admiral Ellis was the President and Chief Executive Officer of the Institute of Nuclear Power Operations or INPO, a nonprofit corporation established by the nuclear utility industry in 1979 to promote the highest levels of safety and reliability in the operation of nuclear electric generating plants. Prior to that, Admiral Ellis served as Commander, U.S. Strategic Command in Omaha, Nebraska, reporting directly to the Secretary of Defense, from July 2004 until retiring in May 2005, after 35 years of service in the U.S. Navy. In his Naval career, he held seven commands. A graduate of the U.S. Naval Academy, he also holds M.S. degrees in Aerospace Engineering from the Georgia Institute of Technology and in Aeronautical Systems from the University of West Florida. He served as a Naval aviator, is a graduate of the U.S. Naval Test Pilot School and was qualified in the operation and maintenance of naval nuclear power plants. Admiral Ellis is also a member of the Board of Directors of Lockheed Martin

Corporation, a global security company and Inmarsat PLC, an owner and operator of geostationary satellites from which a wide range of voice and high-speed data services are provided. Admiral Ellis has been elected to The National Academy of Engineering, which honors those who have made outstanding contributions to engineering research, practice, or education. Admiral Ellis has over 40 years of experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the U.S. Navy. The Board selected Admiral Ellis to serve as a director because it believes that it benefits from his insights gained from his years of management and government experience as we continue to implement our business strategy and review various opportunities to grow our business with various federal, state and local governmental departments and agencies. Admiral Ellis is the chairman of both the Board's Classified Business and Security Committee and the Nominating and Governance Committee.

        T. Michael Glenn has been our director since October 2012. Since 1998, Mr. Glenn has been the Executive Vice President—Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. Mr. Glenn is a member of the five-person executive committee, responsible for planning and executing the FedEx's strategic business activities. Since 2000, Mr. Glenn also serves as president and chief executive officer of FedEx Corporate Services, responsible for all marketing, sales, customer service and retail operations functions for all FedEx companies. From 1994 to 1998, Mr. Glenn was Senior Vice President—Marketing and Corporate Communications of FedEx Express. Mr. Glenn is also a director of Pentair Inc., and was formerly a director of Deluxe Corporation and Renasant Corporation. Mr. Glenn has over 30 years of business leadership experience in an organization that is known for highly developed processes and worldwide operations. The Board selected Mr. Glenn to serve as a director because it believes that he brings extensive executive leadership, strategic, marketing, process development and communications experience on a worldwide basis to our Board from his service as one of the top leaders at FedEx Corporation. Mr. Glenn currently serves as a member of the Board's Audit Committee.

        Richard R. Jaros has been our director since June 1993 and served as our President from 1996 to 1997. Mr. Jaros has been a private investor for more than the past five years. Mr. Jaros served as our Executive Vice President from 1993 to 1996 and our Chief Financial Officer from 1995 to 1996. He also served as President and Chief Operating Officer of CalEnergy from 1992 to 1993. Mr. Jaros was previously a director of Commonwealth, MidAmerican and RCN. Mr. Jaros has over 30 years of business, finance and general management experience gained from serving in various capacities with telecommunications, diversified and alternative energy companies. As part of that experience, Mr. Jaros has over 20 years of experience in serving as a member of the board of directors for various companies in the telecommunications industry. The Board selected Mr. Jaros to serve as a director because of his general business and finance experience, and that as a result of that experience, the Board believes he is familiar with many of the same issues that we face. Mr. Jaros has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Jaros currently is a member of the Board's Compensation Committee, the Strategic Planning Committee and the Transition Planning Committee.

        Michael J. Mahoney has been our director since August 2007. Mr. Mahoney has been a private investor since March 2007. From 2000 until March 2007, Mr. Mahoney was the president and chief executive officer of Commonwealth. Prior to that, from 1997 until 2000, Mr. Mahoney was president and chief operating officer of RCN. Mr. Mahoney also served as president and chief operating officer of C-TEC Corporation from 1993 until 1997. Mr. Mahoney is a member of the Board of Directors of FairPoint Communications, Inc. and the Board of Trustees of Wilkes University. Mr. Mahoney has over 30 years of experience in leading and directing companies in the telecommunications industry, having most recently served as the Chief Executive Officer of Commonwealth. The Board selected Mr. Mahoney to serve as a director because it believes he has extensive experience related to the delivery of communications services to a wide variety of customers, and because he has run a communications company with many of the same issues that we face. As a former chief executive officer, Mr. Mahoney has been involved in strategic planning, operations, succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Mahoney is the chairman of both the Board's Compensation Committee and the Transition Planning Committee.

        Charles C. Miller, III has been our Vice Chairman and Executive Vice President since February 2001. Mr. Miller has also been our director since February 2009. Mr. Miller was previously a director from February 2001 until May 2004. Prior to joining us, Mr. Miller was President of Bellsouth International, a subsidiary of Bellsouth Corporation from 1995 until December 2000. Prior to that, Mr. Miller held various senior level officer and management position at BellSouth from 1987 until 1995. Mr. Miller has over 30 years of experience in strategy and corporate development for companies in the communications industry. The Board selected Mr. Miller to serve as a director because of his significant knowledge of the telecommunications industry and as our vice chairman and executive vice president responsible for strategy, corporate development and corporate communications, Mr. Miller brings a unique and valuable perspective to the Board for strategy and corporate development matters. Mr. Miller is a member of the Board's Classified Business and Security Committee and the Strategic Planning Committee.

        John T. Reed has been our director since March 2003. Mr. Reed has been a private investor since February 2005. Mr. Reed is also a Director of Investors Real Estate Trust, a real estate investment trust. Mr. Reed was Chairman of HMG Properties, the real estate investment banking joint venture of McCarthy Group, Inc. from 2000 until February 2005. Prior to that, he was Chairman of McCarthy & Co., the investment banking affiliate of McCarthy Group. Prior to joining McCarthy Group in 1997, Mr. Reed spent 32 years with Arthur Andersen LLP. Mr. Reed was also previously a director of Bridges Investment Fund, Inc., a mutual fund and First National Nebraska, Inc. The Board selected Mr. Reed to serve as a director because of his more than 40 years of experience in finance, accounting and management, and that the Board benefits from his insights gained from that experience. Mr. Reed is the chairman of the Board's Audit Committee and a member of the Board's Classified Business and Security Committee and Transition Planning Committee.

        Peter Seah Lim Huat has been a member of the Board since October 2011. Mr. Seah has been designated as a nominee by STT Crossing pursuant to the STT Stockholder Rights Agreement. Since January 2005, Mr. Seah has been a member of the Temasek Advisory Panel of Temasek Holdings (Private) Limited and since November 2004 he has been a Deputy Chairman of the board of directors of STT Communications Ltd. He also served as vice chairman of the Board of Directors of Global Crossing from December 2003 until its sale to us in October 2011. From December 2001 until December 2004 he was President and Chief Executive Officer of Singapore Technologies Pte Ltd (which we refer to as Singapore Technologies) and also a member of its board of directors. Before joining Singapore Technologies in December 2001, he was a banker for the prior 33 years, retiring as Vice Chairman & Chief Executive Officer of Overseas Union Bank in September 2001. Mr. Seah has been Chairman of Singapore Technologies Engineering Ltd since 2002. He also has served on the boards of CapitaLand Limited since 2001, StarHub Ltd and STATS ChipPAC Ltd. since 2002 and LaSalle Foundation Limited since 2007. In addition, Mr. Seah has served on the boards of the DBS Bank Ltd and DBS Group Holdings Ltd since 2009. He also served on the boards of SembCorp Industries Ltd from 1998 to 2010, PT Indosat Tbk from 2002 to 2008, STT from 2004 to 2010 and Bank of China Limited from 2006 to 2010. STT Crossing believes that Mr. Seah's service as the chief executive of Overseas Union Bank and Singapore Technologies provides him with valuable business, leadership and management experience. STT Crossing also believes that his many years of experience in banking will give him important insights into Level 3's capital structure and the capital markets. STT Crossing further believes that Mr. Seah's experience on the board of directors of many non-U.S.

companies will enable him to bring a global perspective to Level 3's board, including best practices gained from other countries. Mr. Seah is a member of the Board's Compensation Committee.

        Peter van Oppen has been our director since March 1, 2013. Mr. van Oppen has been a partner at Trilogy Partnership, a private investment firm focused on technology and telecommunications, since 2006. Prior to joining Trilogy, Mr. van Oppen served as Chief Executive Officer and Chairman of the Board for Advanced Digital Information Corporation ("ADIC"), a data storage company, for twelve years, from 1994 through its acquisition by Quantum Corp. in 2006. Prior to ADIC, Mr. van Oppen served as President and Chief Executive Officer of Interpoint, a predecessor company to ADIC, from 1989 until its acquisition by Crane Co. in October 1996, and had also been a consultant at PricewaterhouseCoopers and Bain & Company. Mr. van Oppen currently serves as the Chairman of the Board of Trustees and is the former Chair of the Investment Committee at Whitman College and serves on the boards of directors of several private companies. Mr. van Oppen was formerly a director of Isilon Systems, Inc. The Board selected Mr. van Oppen to serve as a director because of his experience as a chairman and chief executive officer of a global data storage company for over a decade, his extensive management and consulting experience, as well as his experience as a director of other public and private companies. In addition, Mr. van Oppen has served as and supervised public company chief financial officers and is a member, on inactive status, of the American Institute of Certified Public Accountants.

        Dr. Albert C. Yates has been our director since March 2005. Dr. Yates retired after 13 years as president of Colorado State University in Fort Collins, Colorado in June 2003. He was also chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Board of Kansas City-Denver Branch, the board of directors of First Interstate Bank, Molson Coors Brewing Company and StarTek, Inc. He currently serves as a director of Guaranty Bancorp, a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company. Dr. Yates has over 40 years of experience in academia and management generally. The Board selected Dr. Yates to serve as a director because it believes that it benefits from his insights gained from his years of management experience and his prior senior positions in academia as we continue to implement our business strategy as well as his extensive board and committee experience at both public and private companies. Dr. Yates is a member of the Board's Compensation Committee and Nominating and Governance Committee.

        Our Corporate Governance Guidelines provide that a director should not be nominated to a new term if he would be over age 73 at the time of the election; however, this limitation may be waived by the Board if the Board feels to do so would be in our interests. Mr. Scott is being nominated for election at the 2013 Annual Meeting as a director although Mr. Scott is 81. Mr. Scott has been a Level 3 director since 1964 and the Chairman of the Board since 1979. He has demonstrated tremendous energy and commitment to his Level 3 Board service. Mr. Scott's knowledge and understanding of Level 3's business and his significant years of leadership of Level 3 are important to the Board in fulfilling its obligations to the stockholders. The Board has determined that it is in our interest that Mr. Scott stand for election as a Level 3 director.

        The Board recommends a vote FOR the nominees named above.

Board Structure and Risk Oversight

        Walter Scott, Jr., serves as our Chairman of the Board and Jeff K. Storey serves as our President and Chief Executive Officer (the "CEO"). The Board believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for Level 3 at the present time is for the CEO position to be separate from the Chairman of the Board position, a structure that has served us well for many years. The independent Board members believe that because the CEO is ultimately responsible for the day-to-day operation of Level 3 and for executing our strategy, and because our performance is an integral part of Board deliberations, the CEO should be an important part of the Board, but that under the current circumstances, a different individual act as Chairman of the Board. The Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

        The Board also believes, for the reasons set forth below, that its existing corporate governance practices also achieve independent oversight or management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and the various Board committee charters, which are available on our website. Some of the relevant processes and other corporate governance practices include the following.

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  The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the interests of Level 3 and our stockholders. The Board selects the senior management team, which is responsible for the day-to-day conduct of our business.

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  Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

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  The Chairman of the Board and our CEO establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

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  The Board reviews our long-term strategic plans during at least one Board meeting each year.

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  The non-management directors periodically meet in executive session as a part of regularly scheduled Board meetings. The Chairman presides at these meetings, as he is not part of management.

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  Directors have full and free access to our officers and employees. The Board welcomes regular attendance at each Board meeting of our senior officers.

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  We conduct an orientation program for new directors as soon as practical following the meeting at which the new director is elected. This orientation includes presentations by senior management to familiarize new directors with our strategic plans, financial reporting, principal officers, auditing processes, and such other topics as the Board and/or the CEO feel are appropriate. All other directors are also invited to attend the orientation program.

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  The Board is responsible for evaluating the performance of the CEO. The Compensation Committee of the Board is responsible for determining the compensation of the CEO, and evaluates the CEO's performance as it relates to his long and short term compensation goals.

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  The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Chairman of the Board's Nominating and Governance Committee

    receives comments from all directors and reports to the Board with an assessment of the Board's performance.

        The Board oversees our stockholders' interest in our long-term and overall success and our financial performance. The full Board is actively involved in overseeing risk management for us. It does so in part through its oversight of our top executives who supervise day-to-day risk management throughout Level 3. To the extent that these executives identify recurring themes or material risks, they are reported to and discussed by the Board.

        In addition, each of our Board committees considers the risks within its areas of responsibilities. For example, the Audit Committee considers financial risk on a quarterly basis, recommends guidelines to various financial related exposures and discusses with management policies with respect to risk assessment and risk management. The Audit Committee also reviews risks related to financial reporting. The Audit Committee discusses any material violations of our policies brought to its attention. Additionally, the outcome of our internal audit risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. Material violations of our Code of Ethics and related corporate policies are reported to the Audit Committee and/or the Nominating and Governance Committee, depending on the subject matter and, as required, are reported to the full Board. The Compensation Committee reviews our overall compensation program and its effectiveness at both linking executive pay to performance and aligning the interests of our executives and our stockholders. The Nominating and Governance Committee reviews our governance practices on an annual basis.

Corporate Governance

        We have Corporate Governance Guidelines that address the governance activities of the Board and include criteria for determining the independence of the members of our Board. These guidelines are in addition to the requirements of the Securities and Exchange Commission and The New York Stock Exchange. The Guidelines also include requirements for the standing committees of the Board, responsibilities for Board members and the annual evaluation of the Board's and its committees' effectiveness. The Corporate Governance Guidelines are available on our website at www.level3.com. At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        Although we include references to our website, any information that is included in our website is not part of this Proxy Statement.

  Independence

        The Board also evaluates the independence of each director in accordance with applicable laws and regulations and its Corporate Governance Guidelines. Based on the recommendation of our Nominating and Governance Committee, the Board has determined that the following directors are "independent" as required by applicable laws and regulations, by the listing standards of The New York Stock Exchange and by the Board's Corporate Governance Guidelines: General Kevin P. Chilton, Admiral Archie R. Clemins, Steven T. Clontz, Admiral James O. Ellis, Jr., T. Michael Glenn, Richard R. Jaros, Michael J. Mahoney, John T. Reed, Peter Seah Lim Huat, Walter Scott, Jr., Peter van Oppen and Dr. Albert C. Yates. The Board has also concluded that all of the members of each of the Audit, Compensation and Nominating and Governance committees are "independent" in accordance with these same standards.

  Code of Ethics

        We have a Worldwide Business Code of Conduct, specific portions of which serve as our "code of ethics" under the standards mandated by the Sarbanes-Oxley Act of 2002. The complete Worldwide Business Code of Conduct is available on our website at www.level3.com. At any time that the Worldwide Business Code of Conduct is not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021. If we amend the provisions of the Worldwide Business Code of Conduct that serve as our "code of ethics," or if we grant any waiver from those provisions that applies to our executive officers or directors, we will publicly disclose such amendment or waiver as required by applicable law, including by posting such amendment or waiver on our website at www.level3.com or by filing a Current Report on Form 8-K.

  Stockholder Communications with Directors

        A stockholder who wishes to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3 should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
      director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

        We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

  Board of Directors' Meetings

        Mr. T. Michael Glenn joined our Board in October 2012 and Mr. Peter van Oppen joined our Board in March 2013. General Chilton and Mr. Clontz joined our Board in April 2012. For all of 2012, the Board had a total of six meetings. In 2012, no director attended less than 75% of the meetings of the Board that were held during the time that he was a member of the Board. All of our current directors attended more than 75% of the meetings of the committees of which he was a member. In addition, the non-management directors met without any management directors or employees present five times during 2012. These meetings are chaired by Mr. Scott.

        Although we do not have a formal policy, it is expected that our Board members will attend our annual meetings. All of our Board members at the time of our 2012 Annual Meeting of Stockholders attended that meeting, with the exception of Mr. Seah.

  Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, except as described below, no person that was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of our common stock failed to timely file all reports required under Section 16(a) of the Securities Exchange Act of 1934.

        With respect to the grant of restricted stock units to each of Messrs. Storey, Miller, Stortz, Patel, Ryan, Alonso and Heard on April 2, 2012, as part of the implementation of the 2012 Management Incentive and Retention Plan, each of those officers failed to timely file a Form 4 reporting his respective grant. In addition, with respect to the grant of restricted stock units to Mr. James Q. Crowe, our former Chief Executive Officer, on March 19, 2012, as part of the execution of his employment agreement, a Form 4 was not filed timely to report that grant.

 Audit Committee

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. The Audit Committee reviews the services provided by our independent registered public accounting firm, consults with the independent registered public accounting firm and reviews the need for internal auditing procedures and the adequacy of internal controls. The members of the Audit Committee are John T. Reed (Chairman), General Kevin P. Chilton, Admiral Archie R. Clemins and T. Michael Glenn. The Board has determined that the members of the Audit Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Board has determined that Mr. John T. Reed, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the SEC. In making the determination, the Board considered Mr. Reed's credentials and financial background. The Audit Committee met six times during 2012. Mr. Glenn joined the Audit Committee effective March 1, 2013.

        The Audit Committee has chosen KPMG LLP or its international affiliates, which we refer to together as KPMG, as our independent registered public accounting firm for 2013. As part of its responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure the public accountant's independence. The Audit Committee has adopted a pre-approval process with respect to the provision of audit and non-audit services to be performed by KPMG. This pre-approval process requires the Audit Committee to review and approve all audit services and permitted non-audit services to be performed by KPMG. The Audit Committee establishes pre-approval fee levels for all services to be provided by KPMG annually. Audit services are subject to specific pre-approval while audit-related services, tax services and all other services may be granted pre-approvals within specified categories. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. A report, for informational purposes only, of any pre-approval decisions made by a single member of the Audit Committee is made to the full Audit Committee on at least a quarterly basis. One hundred percent of the services that required pre-approval by the Audit Committee received that approval.

        One or more representatives of KPMG will be present at the Annual Meeting. Although they will not make a statement at the meeting, they will be available to answer appropriate questions.

        The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee's charter is available on our website at www.level3.com. A copy of the Audit Committee's 2012 Report is included as Annex 1.

Classified Business and Security Committee

        The Classified Business and Security Committee assists the Board in fulfilling its oversight responsibilities relating to our classified business activities and the security of personnel, data, and facilities. The Classified Business and Security Committee also establishes processes and procedures to ensure the security of our U.S. network assets, which include transmission and routing equipment, switches and associated operational support systems and personnel. The Classified Business and Security Committee is comprised solely of members of our Board who are U.S. citizens who, if not already in possession of U.S. security clearances, must apply for U.S. security clearances pursuant to Executive Order 12968 immediately upon their appointment to the committee. The current members of the Classified Business and Security Committee are Admiral James O. Ellis, Jr. (Chairman), General Kevin P. Chilton, James Q. Crowe (until the completion of the Annual Meeting), Charles C. Miller, III, and John T. Reed. The Classified Business and Security Committee met three times during 2012.

 Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation strategy and policies to allow us to attract key employees and to determine that employees are rewarded appropriately for their contributions, that employees are motivated to achieve our objectives, that key employees are retained, and that such strategy and policies support our objectives, including the interests of our stockholders. The Compensation Committee also approves the salaries, bonuses and other compensation for all executive officers, and reviews and recommends to the full Board the compensation and benefits for non-employee directors. The members of the Compensation Committee are Michael J. Mahoney (Chairman), Richard R. Jaros, Peter Seah Lim Huat and Dr. Albert C. Yates. The Board has determined that the members of the Compensation Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Compensation Committee met ten times in 2012.

        The Compensation Discussion and Analysis below provides additional information on the Compensation Committee's processes and procedures for consideration of executive compensation as well as the role of the committee's independent compensation consultant, Towers Watson & Co. In addition, the Compensation Committee's report follows at the end of the Compensation Discussion and Analysis. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee's charter is available on our website at www.level3.com.

  Compensation Committee Interlocks and Insider Participations

        None of the members of the Compensation Committee is currently our officer or employee. Until 1997, Mr. Jaros was an officer of the company.

Nominating and Governance Committee

        The Nominating and Governance Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the company. The Committee (i) reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees, (ii) reflects those policies and practices in our Corporate Governance Guidelines and other governance documents, and (iii) evaluates the qualifications of, and recommends to the full Board, candidates for election as directors. The members of the Nominating and Governance Committee are Admiral James O. Ellis, Jr. (Chairman), Steven T. Clontz and Dr. Albert C. Yates. The Board has determined that the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Nominating and Governance Committee met two times in 2012.

        The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee's charter is available on our website at www.level3.com.

Strategic Planning Committee

        In connection with the execution of the STT Stockholder Rights Agreement, we agreed to form a new committee of the Board to be called the Strategic Planning Committee. The Strategic Planning Committee was created to provide advice and assistance to the Board regarding the Board's role in monitoring and implementing our strategic plan, which includes (i) the results of our process of defining our broad strategy to achieve our business objectives and maximize the value of the company for our stockholders and other stakeholders and (ii) the related plans to implement that strategy.

        The Strategic Planning Committee provides advice and assistance to the Board with regard to the following matters: the Board's review of our strategic plan, including but not limited to a long term perspective of risks and opportunities; material components of our long-term strategy, such as target customers and market verticals, technology and network strategy and geographic expansion as well as the investments that may be needed to achieve that long-term strategy; evaluating material acquisitions, dispositions, investments and other potential growth and expansion opportunities; strategic issues or opportunities material to us that are outside the scope of our traditional business operations; and our balance sheet strategy and financing strategy, as well as any particular equity or equity-linked financing transaction that would as of the date of issuance (or on an as converted or exchanged basis as of the date of issuance), increase the number of our shares of common stock outstanding by more than 10 percent.

        The members of the Strategic Planning Committee are Steven T. Clontz (Chairman), Admiral Archie R. Clemins, Richard R. Jaros and Charles C. Miller, III. In addition, the Strategic Planning Committee charter provides that all members of the Board are entitled to notice of, and to attend and participate at, all meetings of the committee. In addition, all members of the Board are able to receive the meeting materials prepared for any meeting of the committee at the Board's member's request, and the meetings of the committee are scheduled so as not to conflict with the meeting of any other Board committee. The Strategic Planning Committee met twice during 2012.

Transition Planning Committee

        In November 2012, the Board established a Transition Planning Committee to assist the Board with respect to the planning for, and effecting the orderly transition to, our next chief executive officer. Mr. Storey was selected as our new Chief Executive Officer effective April 11, 2013. The Board believes that the creation of a Transition Planning Committee provided additional structure to its ongoing and regular chief executive officer succession planning activities. The Board determined that the Transition Planning Committee will have a limited duration, existing only as long as necessary to transition the chief executive officer role, and will not be a permanent, standing Board committee.

        The members of the Transition Planning Committee are Michael J. Mahoney (Chairman), Steven T. Clontz, Richard R. Jaros and John T. Reed. The Transition Planning Committee met once during 2012.

Additional Information for Submission of Nominations for Director

        Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders, and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

        The stockholder's notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

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  the name, age, business address and residence address of the person;

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  the principal occupation or employment of the person;

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  the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

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  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

        In addition, as to the stockholder giving the notice, the stockholder must indicate:

  •
  the name and record address of such stockholder;

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  the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

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  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

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  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

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  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Information About our Executive Officers

        Set forth below is information as of April 11, 2013, about our executive officers other than Mr. Storey and Mr. Miller. Our executive officers have been determined in accordance with the rules of the SEC.

Name	Age	Position
Sunit S. Patel	51	Executive Vice President and Chief Financial Officer
Thomas C. Stortz	62	Executive Vice President, Chief Administrative Officer and Secretary
John M. Ryan	50	Executive Vice President, Chief Legal Officer and Assistant Secretary
Eric J. Mortensen	54	Senior Vice President and Controller
Héctor Alonso	55	Regional President Latin America
Andrew E. Crouch	42	Regional President North America
James B. Heard	50	Regional President EMEA

        Sunit S. Patel has been Chief Financial Officer and an Executive Vice President of Level 3 since March 2008. Prior to that, Mr. Patel was Chief Financial Officer from May 2003 and a Group Vice President of Level 3 from March 2003 to March 2008. Prior to that, Mr. Patel was Chief Financial Officer of Looking Glass Networks, Inc., a provider of metropolitan fiber optic networks, from April 2000 until March 2003. Mr. Patel was Treasurer of WorldCom Inc. and MCIWorldcom Inc., each long distance telephone services providers from 1997 to March 2000. From 1994 to 1997, Mr. Patel was Treasurer of MFS Communications Company, Inc.

        Thomas C. Stortz has been Executive Vice President, Chief Administrative Officer and Secretary since June 2011. Prior to a brief retirement from the company from April 2011 to June 2011, Mr. Stortz was Executive Vice President, Chief Legal Officer and Secretary from February 2004 through March 2011. Prior to that, Mr. Stortz was Group Vice President, General Counsel and Secretary of the company from February 2000 to February 2004. Prior to that, Mr. Stortz served as Senior Vice President, General Counsel and Secretary of the company from September 1998 to

February 2000. Prior to that, he served as Vice President and General Counsel of Peter Kiewit Sons', Inc. and Kiewit Construction Group, Inc. from April 1991 to September 1998.

        John M. Ryan has been Executive Vice President, Chief Legal Officer and Assistant Secretary of Level 3 since June 2011. Mr. Ryan is responsible for Level 3's legal and regulatory functions worldwide. Prior to his current position, Mr. Ryan was Executive Vice President, Chief Legal Officer and Secretary of the company from January 2011 until June 2011. Mr. Ryan was Senior Vice President and Assistant Chief Legal Officer of Level 3 Communications, LLC from March 2007 until January 2011, responsible for the customer and vendor contracting groups and the public policy group. Mr. Ryan was a Senior Vice President within the Legal Department from June 2004, and was a Vice President in the Legal Department from December 1999 through June 2004. Prior to December 1999, Mr. Ryan was a partner and associate at Fraser Stryker Law Firm in Omaha, where his practice focused on the communications industry.

        Eric J. Mortensen has been Senior Vice President and Controller of Level 3 since 2003. Prior to that, Mr. Mortensen was Vice President and Controller of Level 3 from 1999 to 2003 and was the Controller of Level 3 from 1997 to 1999. Prior to that, Mr. Mortensen was Controller and Assistant Controller of Kiewit Diversified Group for more than five years.

        Héctor R. Alonso has been Regional President Latin America since November 2011. Mr. Alonso joined the management team in connection with our completion of the acquisition of Global Crossing. In this position, Mr. Alonso has responsibility for our business in Latin America. Prior to the acquisition, Mr. Alonso served as managing director—Latin America from May 2007 until November 2011. Mr. Alonso joined Global Crossing after its acquisition of Impsat Fiber Networks, Inc. As managing director, Mr. Alonso oversaw Global Crossing's strategy and operations across Latin America. Prior to the acquisition by Global Crossing, Mr. Alonso served as chief financial officer of Impsat, in which capacity he was responsible for finance, administration, planning, human resources and information management systems. Prior to becoming chief financial officer in June 2002, Mr. Alonso served as Impsat's chief operating officer in Latin America and the U.S. and president of its Colombian operations. Prior to his tenure at Impsat, Mr. Alonso was managing director of Lime S.A., a waste management company in Colombia, and held other key positions in the Pescarmona group of companies.

        Andrew E. Crouch has been Regional President North America since October 2012. Mr. Crouch has responsibility for the overall business results of the region including sales, marketing and operations. Prior to this position, Mr. Crouch was Regional President Sales for North America from October 2011 to October 2012 and President of Sales from August 2010 to October 2011. Prior to that, Mr. Crouch was President of the Wholesale Markets Group from February 2008 to August 2010. From August 2005 to February 2008, Mr. Crouch was promoted to positions of increasing responsibility within the Sales organization. From January 2004 to August 2005, Mr. Crouch led the Enterprise Voice product team and from November 2001 to January 2004, held senior positions within the Sales organization.

        James B. Heard has been Regional President EMEA since November 2011. In this position, Mr. Heard has responsibility for our business in Europe, the Middle East and Africa. Prior to this position, Mr. Heard was President of our European Markets Group from April 2008 until November 2011. Prior to that, Mr. Heard was Managing Director for the European Markets Group from March 2007 to April 2008. From 1996 until 2007, Mr. Heard worked for British Telecommunications, in a number of senior management roles, including serving as the General Manager, Financial Services Group within BT Global services. He also served as the Vice President of Commercial Operations, Global accounts for Concert Communications, a joint venture between British Telecom and AT&T from January 2000 to June 2002. Prior to British Telecommunications, Mr. Heard served as Regional Sales Manager for Olivetti UK from March 1990 until June 1996.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table, how these officers were compensated in 2012, and how this compensation furthers our established compensation philosophy and objectives. These officers are referred to as our Named Executive Officers.

        During 2012, we again made steady progress in the business, demonstrating growth in Core Network Services revenue over the course of the year. We achieved this revenue growth while also improving our gross margin percentage, which contributed to growth in Consolidated Adjusted EBITDA from each quarter to the next during 2012.

        We also made progress in connection with the integration of Global Crossing Limited, which we acquired in the fourth quarter of 2011. We refer to this transaction as the Global Crossing Acquisition. As a result of the Global Crossing Acquisition, the size and scope of our company increased significantly. The acquisition brought significant U.S. and international expansion of our network infrastructure and operations. At year end 2012, our network encompassed: approximately 105,000 intercity route miles in North America, Europe and Latin America; metropolitan fiber networks in approximately 170 markets containing approximately 34,600 route miles; approximately eight million square feet of Gateway and transmission facilities in North America, Europe and Latin America; approximately 350 colocation and data center facilities globally; approximately 35,000 route miles of subsea optical fiber cable systems; and more than 55 countries in service around the world. The Global Crossing Acquisition also brought important additions to our service portfolio, including managed services, collaboration services and inter-continental virtual private networking capability.

        With respect to our Global Crossing Acquisition integration efforts, using a milestone approach, our primary objectives were to maintain the excellent customer service model both Level 3 and Global Crossing worked hard to build over previous years, and to continue to grow our Core Network Services revenue. During 2012 we:

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  completed much of the basic activities to integrate our systems and processes, including establishing a global platform for service management ticketing for North America and EMEA, and began the process of completing those activities for Latin America;

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  consolidated our enterprise resource planning or ERP systems for North America and EMEA;

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  retired more than 300 information technology systems between Level 3 and Global Crossing;

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  consolidated a large portion of our quoting system across the global footprint;

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  continued to invest in sales tools to benefit the overall sales force and to develop capabilities to automate the customer's experience with us, including ordering, ticket management, billing and other systems that improve the ease of doing business with Level 3;

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  established our product road map for 2012 and continued to launch services across our network footprint based on that road map; and

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  made progress throughout the year interconnecting our networks and optimizing the underlying cost of providing services.

        In addition, by the end of 2012 we achieved approximately $190 million of run rate EBITDA-synergy savings relating to both network and operating expenses. We believe that we are now financially stronger and expect to realize additional cost synergies through the remaining integration process.

        Following the completion of the Global Crossing Acquisition, the Compensation Committee of the Board of Directors, or the Compensation Committee, undertook a review of our compensation arrangements in light of the following:

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  other companies, both competitors and non-competitors, may seek to target and attempt to recruit members of our key senior management, particularly during the integration of Global Crossing; and

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  many members of our key senior management assumed greater roles with enhanced responsibilities given the significant increase in the size of our business as a result of the Global Crossing Acquisition.

In particular, the Compensation Committee's review focused on whether modifications were needed to our compensation programs to enhance our ability to:

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  retain existing key senior management and ensure continued stability and continuity of our business;

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  motivate more effectively our existing key senior management, and attract high quality executive level talent, to meet our business goals and objectives; and

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  appropriately compensate our key senior management for achieving those business goals and objectives.

        As a result of these considerations and objectives, in 2012 the Compensation Committee took three compensation related actions, which were to:

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  establish the 2012 Management Incentive and Retention Plan, or MIRP;

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  establish the Key Executive Severance Plan, or KESP; and

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  entered into an employment agreement with James Q. Crowe, our Chief Executive Officer.

Each of our Named Executive Officers, other than Mr. Crowe, participates in the MIRP and the KESP.

        Subject to the limitations in Mr. Crowe's employment agreement, the MIRP and the KESP, the Compensation Committee continues to emphasize the importance of flexibility and discretion in making its determinations in respect of Named Executive Officer compensation, which permits it to modify and adjust compensation arrangements as it deems necessary or appropriate in the face of unique market-or personnel-related circumstances. For more information regarding our compensation program generally and compensation decisions made in respect of our most recent fiscal year, please see "Determination of Total Compensation for 2012" below.

        As discussed more fully below, the Compensation Committee makes all final decisions for the total direct compensation—that is, the base salary, bonus and stock-based long-term incentive awards—of our Named Executive Officers. Our compensation program seeks to achieve an efficient balance between competitive fixed salaries, short-term performance-based bonuses that provide the opportunity to earn above-market cash compensation for strong performance against important short-term financial and business goals, and long-term compensation that is tied to the performance of our common stock. We believe that each of these elements plays a meaningful role in a broad-based compensation program and work together to encourage sustainable performance while supporting our recruiting and retention needs.

        With respect to discretionary performance-based compensation for 2012, the Compensation Committee focused on performance against our overall financial goals, including those related to Core Network Services Revenue, Adjusted EBITDA, and Sustainable Free Cash Flow. In addition, the Compensation Committee took into consideration our Named Executive Officers' participation in meaningful accomplishments relating to the integration activities as a result of the Global Crossing

Acquisition, improvements in customer experience and the completion of significant capital markets refinancing activities. Consistent with past practice, our long-term incentive program for 2012 consisted in part of equity awards that derive value only to the extent that our Named Executive Officers produce above-market results over a multi-year performance period.

        Recent Management Developments.    Effective April 11, 2013, Jeff K. Storey was named our President and Chief Executive Officer, replacing James Q. Crowe as Chief Executive Officer. As a result of that action, Mr. Crowe's employment with the company will terminate, and he will be entitled to the benefits under his employment agreement that are described in more detail below under the caption "—2012 Executive Compensation Components—James Q. Crowe Employment Agreement."

Compensation Philosophy

        Core Beliefs.    We believe that our success depends in large part on our ability to attract, retain and motivate qualified employees who possess the skills necessary to grow our business. In furtherance of these goals, management and the Compensation Committee believe that our compensation programs should reflect our compensation philosophy, which includes the following core beliefs:

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  our employees should be rewarded fairly and competitively through a mix of base salary, short- and long-term incentives, benefits, career growth and development opportunities and a work environment that allows our employees to achieve results;

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  our compensation programs should be flexible in order to meet the needs of our business and are reviewed from time to time as appropriate by our Compensation Committee, as evidenced by the implementation of the MIRP and the KESP following the completion of the Global Crossing Acquisition;

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  employee ownership for our more senior employees demonstrates an economic stake in our business that helps align their interests with those of our stockholders;

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  our compensation programs for our more senior employees should be based heavily on creating long-term value, which we believe is best measured by stock price performance;

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  our compensation programs should be supported by an effective performance review and management process; and

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  we provide an above-market total compensation opportunity for exceeding expected performance.

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation, which is commonly referred to as a "say-on-pay" vote. At our 2012 Annual Meeting of Stockholders held in May 2012, approximately 57.92% of the votes cast on the say-on-pay proposal relating to 2011 compensation were voted in favor of the proposal. After the vote, the Compensation Committee sought the input from several of our largest stockholders. Based on this input, the Compensation Committee believes that the negative vote was heavily influenced by actions that the Compensation Committee took with respect to 2012 compensation. While there was support for the Compensation Committee's implementation of the MIRP and the KESP, that same level of support was not present for our entering into Mr. Crowe's employment agreement.

        On balance, after reviewing the results of the "say-on-pay" vote from the 2012 Annual Meeting and the input from these stockholders, the Compensation Committee determined to take this input into consideration for future compensation decisions and reaffirmed its commitment to design our compensation programs to maintain a strong relationship between performance and compensation realized, but did not seek to modify the terms of Mr. Crowe's existing employment agreement and did not make any changes to the components of our executive compensation programs in 2012.

        Assessment of Risk.    The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk-taking. In particular, an over-emphasis on short-term cash-based incentives can potentially lead to inadequate prioritization of longer-term considerations. In structuring our compensation programs and awards, the Compensation Committee seeks to minimize these risks by balancing the use of short-term cash compensation with long-term, stock-based compensation that is intended to correlate with increases in long-term stockholder value.

        The Compensation Committee believes that the short-term component of our Named Executive Officers' and our other employees' compensation, that is, annual cash incentive, does not encourage unnecessary or excessive risk-taking by these executives or our employees in general. Although each executive officer as well as each employee is eligible to receive a cash bonus under our bonus program, the payment of a bonus to any individual or the executive officers as a group is entirely at the discretion of our Compensation Committee, which allows the committee to make adjustments to the extent that it believes that business decisions are being made with only short-term objectives in mind.

        The Compensation Committee also believes that for our executives and those of our other employees who participate in our long-term incentive, or LTI, program, the LTI program does not incentivize these participants to take unnecessary or excessive risks. In the Compensation Committee's view, the vesting schedule for our restricted stock units, or RSUs, and the three-year cliff vesting feature of our outperform stock appreciation units, or OSOs, serve as an incentive for our Named Executive Officers and other recipients of these awards to remain with us and to focus their efforts on all elements of our performance that influence long-term common stock price appreciation. We believe that having regular fixed award dates that are coupled with vesting requirements over a three-year or four-year period for RSUs and a three-year period for OSOs provides a recurring schedule of regular potential award payouts that encourage our executives and other LTI program participants to avoid taking actions to generate short-term gains that are to our long-term detriment.

        The company has concluded that our compensation structure, elements and incentives for 2012 are not reasonably likely to have a material adverse effect on the company.

Setting Executive Compensation

        Based on our compensation philosophy and objectives, the Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve our business goals and reward the executives for achieving these goals. Compensation decisions for our Named Executive Officers generally take place in February. At this time, the Compensation Committee determines:

  •
  the base salary for the current year, other than for Mr. Crowe, whose base salary is set forth in his employment agreement;

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  the long-term incentive award levels for the award year, other than for Mr. Crowe, whose long-term incentive awards for 2012, 2013 and 2014 in the aggregate were granted in a single lump sum in 2012;

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  the extent to which bonus compensation will be paid for the recently completed year based upon our results as compared to the bonus program's goals and objectives and such other matters that the Compensation Committee determines to consider; and

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  the goals and objectives for the bonus program for the current year.

        The day-to-day design and administration of savings, health, welfare and paid-time-off plans and policies applicable to our employees in general and our Named Executive Officers are handled by teams from our Human Resources, Finance and Legal Departments. The Compensation Committee

(and in certain cases the entire Board) remains responsible for certain fundamental changes to these plans and policies outside of the day-to-day administrative requirements.

        In making its determinations on compensation, the Compensation Committee considers, among other factors, the executive's experience, skills, job position and responsibilities, individual contribution, and prior and expected future performance, as well as retention needs, internal pay equity, and surveys of Peer Group data, which are used as a guideline to inform the committee's actions but not to benchmark our compensation decisions against the members of our Peer Group.

        For additional information relating to the Compensation Committee's decisions for 2012, please see the more detailed discussion below under the caption "—2012 Executive Compensation Components."

        Mr. Crowe's salary and equity compensation for the three year term of his employment agreement was established in that agreement. The bonus and equity compensation for our other Named Executive Officers is set by the Compensation Committee on an annual basis in their discretion.

        With respect to bonus determinations, our Compensation Committee initially evaluates the performance of our Named Executive Officers, including Mr. Crowe, as a team in meeting our overall corporate goals and objectives. Individual performance targets or performance measures are not set for these Named Executive Officers. The determination of any bonus payouts is at the full discretion of the Compensation Committee. The exercise of that discretion is informed by, among other things, the Compensation Committee's assessment of the executive team's overall performance in meeting our corporate goals and objectives.

        With respect to long-term incentive award levels, we do not set individual performance targets or performance measures for our Named Executive Officers. The determination of any award levels for all Named Executive Officers is in the full discretion of the Compensation Committee, provided that Mr. Crowe's awards are governed by his employment agreement. The exercise of this discretion is informed by, among other things, equity dilution metrics, a review of Peer Group information and the executive team's overall performance as assessed by the Compensation Committee. After the overall team assessment is completed, individual decisions are driven by a subjective assessment of the individual's role in contributing to the executive team's collective performance during the year.

        Role of the Executive Officers and Consultants.    After the overall team assessment is completed, individual decisions are driven by a subjective assessment of the individual's role in contributing to the executive team's collective performance during the year. Based on Mr. Crowe's subjective view of each other Named Executive Officer's relative contribution to the team's overall performance, he provides to the Compensation Committee his recommendations for each such individual's base salary and short- and long-term incentive compensation. Mr. Crowe develops his recommendations by first applying his judgment to determine an appropriate distribution of base salary and incentive compensation among the Named Executive Officers. He then makes adjustments based on his subjective view of the individual's contribution based on the individual's role and/or whether the distribution is equitable. Mr. Crowe's recommendations, however, are not made by way of an assessment of the Named Executive Officers' performance using set individualized targets or performance measures.

        With respect to Mr. Crowe, his base salary level and incentive compensation targets and amounts are determined pursuant to the terms of his employment agreement. The economic terms of Mr. Crowe's employment agreement were established through negotiations between the Compensation Committee and Mr. Crowe in early 2012. The Compensation Committee used as references to inform its decisions during these negotiations Mr. Crowe's prior compensation history and information regarding the practices and comparable information of our Peer Group.

        The Compensation Committee retained Towers Watson & Co. as its compensation consultant for its 2012 compensation determinations. As its compensation consultant, Towers Watson provided the

Compensation Committee with competitive information on compensation levels, programs and practices of our Peer Group and provided input for the determination of the Peer Group as well as the implementation of the MIRP and KESP. Towers Watson provides additional consulting services to us, primarily related to our EMEA region as consultants and actuaries to the trustees under a pension plan for certain EMEA employees that was part of the Global Crossing Acquisition. None of our Named Executive Officers, executive officers or any of our Board members participate in the pension plan. In addition, the consulting team at Towers Watson that provides these other services does not consult with the team that provides services to the Compensation Committee. The Compensation Committee is comfortable that these other consulting services do not impair Towers Watson's independence with respect to their role in advising the Compensation Committee with respect to the compensation of our Named Executive Officers, our executive officers or our Board members, nor do they create any conflict of interest.

        For 2012, we paid Towers Watson approximately $81,500 for services provided to the Compensation Committee and approximately $300,000 for the other consulting services. The decision to engage Towers Watson for the other consulting and actuarial services was made by a separate management team from the team that supports the Compensation Committee, and was not approved by the Compensation Committee or the Board. Level 3 management does not retain any other compensation consultants other than in connection with sales force commission plans and broad-based plans that do not discriminate in favor of our executive officers or directors, such as our 401(k) plan and our health insurance plans.

        In addition to providing information and analysis to the Compensation Committee, the Compensation Committee's consultant also provides the same information and analysis to Mr. Crowe, which in part informs his recommendations. With respect to 2012 compensation determinations, Mr. Crowe was also provided analyses that informed his recommendations by Mr. Thomas C. Stortz, our Executive Vice President, Chief Administrative Officer and Secretary, Ms. Laurinda Pang, our Chief Human Resources Officer and Ms. Cathleen Chambliss, Senior Vice President responsible for compensation and benefits in our Human Resources Department. Mr. Stortz, as part of his duties, is the senior executive responsible for human resources matters. The Compensation Committee can exercise its discretion to implement, reject or modify any recommendations provided by any member of management, including Mr. Crowe.

        Peer Group.    The Compensation Committee uses a peer group as an additional source of information in reviewing compensation decisions and overall compensation program design for our senior executives, including the Named Executive Officers. The Compensation Committee does not use information from the Peer Group to benchmark its compensation decisions for our Named Executive Officers against the compensation decisions made by the members of the Peer Group.

        In contemplation of the completion of the Global Crossing Acquisition, effective with the closing of that acquisition in October 2011, the Compensation Committee with the assistance of Towers Watson determined to adjust the members of the peer group that had been used since August 2009 to reflect a group of peers beyond the telecommunications sector to include cable and satellite, communications equipment, computer hardware and software and data processing. In addition, the modified peer group included companies with a degree of global operations and growth prospects. It was the peer group in effect from October 2011 that was referenced by the Compensation Committee for its determinations with respect to 2012 that are summarized below.

        The following companies are included in our Peer Group:

Automatic Data Processing, Inc.	Liberty Global Inc.
CA Technologies	MetroPCS Communications, Inc.
Cablevision Systems Corporation	Motorola Mobility Holdings, Inc.
CenturyLink, Inc.	NCR Corp.
Charter Communications Inc.	NetApp, Inc.
Computer Sciences Corporation	NII Holdings, Inc.
Dish Network Corp.	QUALCOMM Incorporated
eBay, Inc.	Telephone & Data Systems Inc.
Fiserv, Inc.	United States Cellular Corp.
Frontier Communications Corp.	VMware, Inc.
Harris Corp.	Windstream Corporation
Juniper Networks, Inc.	Yahoo! Inc.

        As an indication of how Level 3 compares to the other members of the Peer Group, we note that as of the end of the most recent fiscal year for Level 3 and the other companies in the Peer Group, Towers Watson estimated that Level 3's percent ranking within the Peer Group for the metrics of total revenue, market capitalization, enterprise value and EBITDA (earnings before interest, taxes, depreciation and amortization) was 49%, 31%, 45% and 10%, respectively.

        Comparison information available in 2011, which was compiled from 2010 proxy statement information, was the latest compensation information from our Peer Group that was available to the Compensation Committee when it was conducting its Named Executive Officer base salary review in February 2012. Comparison information available in 2012, which was compiled from 2011 proxy statement information, was the latest compensation information from our Peer Group that was available to the Compensation Committee in February 2013 when it made its determination not to make base salary changes for our Named Executive Officers other than Mr. Crowe and made its determination of the 2012 bonus payments.

        When compared against the available information from the Peer Group, the Compensation Committee observed that the base salaries to be paid to our Named Executive Officers were generally at or above the 50th percentile of the Peer Group. Variations generally relate to the experience level of the individual and the fact that roles for a participating title may not match particularly well company to company.

        Compensation Mix.    A significant percentage of total target compensation for our Named Executive Officers is allocated to bonus and equity compensation as a result of the philosophy and objectives described above. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews information provided by its outside consultant as well as Mr. Crowe, Mr. Stortz, Ms. Pang and Ms. Chambliss to determine the appropriate level and mix of base and incentive compensation. We also incorporate flexibility into our compensation programs and the assessment process to respond to and adjust for the evolving business and economic environment. Ultimately, however, the Compensation Committee exercises its full discretion to determine the allocation between cash and non-cash or short-term and long-term incentive compensation.

2012 Executive Compensation Components

Background Information

        For the fiscal year ended December 31, 2012, the principal components of compensation for our Named Executive Officers were:

  •
  base salary;

  •
  discretionary cash bonuses;

  •
  long-term equity incentive compensation; and

  •
  other than Mr. Crowe, participation in the MIRP.

Each of our compensation elements simultaneously fulfills one or more of our compensation philosophy goals and objectives. Our base salary and bonus decisions are designed to reward annual achievements and to be commensurate with the executive's scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation—in particular our long-term incentive program and the MIRP—focus on retaining, motivating and challenging the executive to achieve superior, longer-term, sustained results.

Base Salary

        We provide our Named Executive Officers with base salary to compensate them for services rendered during the year. Except for Mr. Crowe, whose salary was established in his employment agreement, salary levels are typically considered annually as part of our performance review process, as well as upon a promotion or other change in job responsibility.

Bonus

        Our bonus program, which we refer to as the Executive Bonus Program, is designed to reward our executives for the achievement of short-term financial and business goals. Although each executive officer is eligible to receive a bonus under our bonus program, the decision to pay a bonus to any individual or the officers as a group, and the actual level of the payment, is made by our Compensation Committee entirely at its discretion in light of all factors deemed relevant after completion of the fiscal year.

        In February 2012, our Compensation Committee determined the 2012 business goals and objectives for the bonus program, which included certain financial and strategic goals. Bonuses for 2012 did not have a minimum or maximum payout.

        Our Compensation Committee does not establish performance targets that if met in full or in part automatically results in the payment of a bonus to a Named Executive Officer. Instead, the Compensation Committee considers the satisfaction of a specific objective or goal as one factor that contributes to the exercise of the Compensation Committee's discretion to pay a bonus, and such goals are not intended as specific targets. It is the Compensation Committee's assessment of these measures or objectives after completion of the year, the Compensation Committee's determination of the percentage or level at which it determines to fund the bonus pool for the full employee base, and its assessment of the other factors that are described elsewhere in this Compensation Discussion and Analysis, that inform the Compensation Committee's exercise of its discretion in paying a bonus.

        In addition, while goals and targets may be set, actual payout is determined by the Compensation Committee taking into account additional factors such as mergers, acquisitions, divestitures and capital markets activities, prevailing market and economic conditions and the subjective assessment of individual performance. Where performance is above the targeted level of performance, the Compensation Committee may elect to pay a bonus above the range of expected payouts. Performance goals are generally assigned a weighting which is not absolute in its application, but serves as a guideline to inform the Compensation Committee's determination of the bonus payment level. Ultimately, the Compensation Committee retains full discretion to adjust bonus payouts to prevent inappropriate results, taking into account the overall context of our results so that bonuses are neither too low nor too high in the judgment of the Committee.

        Using the design principles described above for our Executive Bonus Program, in February 2012 the Compensation Committee set the following 2012 goals and objectives for the Executive Bonus Program.

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  Meet overall 2012 financial goals.  Performance against this goal is measured against 2012 budget targets, with substantial weight applied towards achievement of sustainable free cash flow targets and core network services revenue December exit run rate (that is, the amount of monthly core network services revenue as of the end of 2012). We defined sustainable free cash flow for 2012 as Adjusted EBITDA, less capital expenditures, less net cash interest expense, plus/less changes in working capital. This goal was given a 70% initial weighting by the Compensation Committee relative to the goals and objectives listed here.

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  Significantly improve the customer experience.  Performance against this goal is based on an assessment of customer satisfaction surveys and other internal company metrics that measure our customers' satisfaction with their experience in receiving services from Level 3. This goal was given a 15% initial weighting by the Compensation Committee relative to the goals and objectives listed here.

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  Ensure the company attracts and retains an appropriate workforce.  Performance against this goal is measured by an assessment of employee voluntary turnover rate and employee satisfaction. This goal was given a 15% initial weighting by the Compensation Committee relative to the goals and objectives listed here.

        From time to time during the course of the year, the Compensation Committee reviews the business goals and objectives for the Executive Bonus Program that are then in effect to confirm that these goals and objectives remain appropriate. The Compensation Committee therefore reserves the right to make adjustments during the year to the goals and objectives or the relative weighting assigned to the goals and objectives. Although no changes were made during 2012 to the specific goals and objectives enumerated above or to their relative weightings, the Compensation Committee did also take into consideration other strategic and subjective factors in determining the final payouts under the 2012 Executive Bonus Program, as described below.

Stock Awards

        Background.    Our Compensation Committee also believes that a critical component of our compensation philosophy is providing appropriate incentives to employees through a long-term incentive program that is tied to stock price performance. Our current LTI program provides for two types of equity awards. The first type is a stock-indexed security referred to as an outperform stock appreciation right—or OSO—which is administered under our Level 3 Communications, Inc. Stock Plan—or the Stock Plan. The second type of equity award is restricted stock units—or RSUs—the restrictions on which lapse over a period of years, depending on the participant's continued employment and the terms of the specific grant, which is also administered under the Stock Plan. We believe that the use of OSOs and RSUs allows us to accomplish several objectives, including providing an "outperformance" element through the OSO grants that is balanced by the retention element provided by RSUs.

        Beginning in 2007, the Compensation Committee established the process of determining LTI award levels for a 12 month period beginning April 1 and continuing to March 31 of the subsequent year. For purposes of this Compensation Discussion and Analysis, we refer to this 12 month period for LTI awards as an Award Year. This approach was continued in 2012, other than for Mr. Crowe, whose total LTI awards for the three year period of his employment agreement were granted in a single lump sum during 2012. This award resulted in Mr. Crowe receiving a larger total LTI award in 2012 than he has received in prior years, but with the result that Mr. Crowe will not receive any additional LTI awards under his employment agreement through 2014.

        To determine the annual long-term incentive program award pool for all participants in the RSU and OSO award programs during the 2012 Award Year, including the Named Executive Officers other than Mr. Crowe, in early 2012, the Compensation Committee considered several factors as a guideline, including the Shareholder Value Transfer methodology, the run rate and additional measures that the Compensation Committee determined were appropriate. "Run rate" refers to a measure of the annual dilution to stockholders from our grant of common stock based awards, and is defined as a fraction, the numerator of which is the shares issued pursuant to a plan and the denominator of which is the total shares outstanding.

        The Shareholder Value Transfer methodology analyzes, as of the date of determination of the pool, the aggregate fair value or expense of issued and unvested long-term incentive awards as a percent of our total market capitalization, and is calculated on a gross basis without taking into account cancellations and forfeitures of awards. The Compensation Committee uses the Shareholder Value Transfer methodology in part because:

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  the Compensation Committee believes that this methodology is effective in determining the economic trade-offs between different grant types—such as stock options versus restricted stock units;

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  this methodology has the benefit of limiting the effect of stock price fluctuations on year-to-year grant levels—which under other methodologies could result in more shares being awarded when the common stock price is low and fewer shares being awarded when the common stock price is high;

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  certain third party advisory and research firms use this methodology to formulate their recommendation as to whether stockholders should approve or reject the authorization of shares of common stock to be issued under a stock based long-term incentive plan; and

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  this methodology also provides an additional metric for comparison to our Peer Group.

        In February 2012, the Shareholder Value Transfer percentage used by the Compensation Committee as a guideline to determine the annual long-term incentive program award pool for all participants in the RSU and OSO award programs during the 2012 Award Year was approximately 1.3% of our market capitalization (as compared to a one-year average of 0.96% at the 50th percentile and 1.6% at the 75th percentile for the Peer Group), and the run rate was approximately 1.18%, both of which the Compensation Committee concluded were appropriate.

        After taking into account the Compensation Committee's decisions to enter into Mr. Crowe's employment agreement and implement the MIRP, the Shareholder Value Transfer percentage for the annual long-term incentive program award pool for all participants in the RSU and OSO award programs during the 2012 Award Year was approximately 1.97% of our market capitalization, and the run rate was approximately 1.83%, both of which the Compensation Committee concluded was appropriate in that the increase was driven by Mr. Crowe receiving the equivalent of three years of RSU and OSO awards all in 2012 and the two year duration of the MIRP.

        Towers Watson noted for the Compensation Committee that the Company's Shareholder Value Transfer is higher than some of the companies in the Peer Group because the OSOs are valued at approximately 110% of the award's face value for purpose of this metric, while most non-qualified options used by the companies in the Peer Group are valued at approximately 30% to 50% of face value. We note that the Shareholder Value Transfer amount may not represent the ultimate value actually delivered to the individual recipients over time, since the actual value is determined by the then current stock price at the time of settlement for OSOs or lapse of restrictions for RSUs. The Compensation Committee will continue to review the effectiveness of our long-term incentive program in light of both changing market conditions and the changing complexion of our business and workforce.

        The award level for each Named Executive Officer for the 2012 Award Year was determined by the Compensation Committee in its full discretion, using as a guideline competitive data from the Peer Group, as well as the general factors discussed above. With respect to Mr. Crowe, the one-year award was determined as a result of negotiations between Mr. Crowe and the Compensation Committee of Mr. Crowe's employment agreement, with the Compensation Committee taking into account that there would be no awards made in 2013 and 2014 to Mr. Crowe.

        OSOs.    OSOs derive value from the appreciation of our common stock above a base price equal to the fair market value of our common stock on the date of grant as adjusted (but not below the initial base price) to reflect the change in value of the S&P 500® Index during the term of the OSO. Upon vesting and settlement, which for awards granted in 2012 will both occur on the third anniversary of the grant date, subject to continued employment, the holder will receive an amount equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index. OSOs are granted on a quarterly basis, and the Compensation Committee feels that the fixed settlement of the OSOs three years from the date of grant provides a meaningful holding period that supports the alignment of our LTI program with the interests of our stockholders and that the use of OSOs mitigates against inappropriate or excessive risk-taking.

        RSUs.    An RSU represents our agreement to issue to the employee shares of our common stock (or, in the Compensation Committee's discretion in connection with a change in control, cash) on the date that the restrictions lapse, so long as the employee is employed on that date. RSUs are granted on a regular, fixed annual basis. The restrictions on RSUs generally lapse in equal annual installments over three or four years, subject to the employee's continued employment and the terms of the specific grant. When the restrictions lapse, the employee is issued the number of shares of common stock equal to the number of RSUs for which the restrictions have lapsed on that date.

        Change in Control.    Our OSOs generally settle upon a change in control of Level 3 Communications, Inc. In addition, the restrictions on our RSUs generally lapse upon a change of control. This type of benefit on a change of control is often referred to as a "single trigger" provision. A "double trigger" provision by contrast would require that the employee also have his or her position terminated or materially changed in order for the awards to accelerate.

        The definition of what constitutes a "change of control" is set forth in our Stock Plan. The following summary is qualified in its entirety by reference to the full definition included in the Stock Plan. The definition of what constitutes a change of control in the Stock Plan can be summarized as follows.

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  a change in ownership or control of Level 3 Communications, Inc. effected through a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934), other than Level 3 Communications, Inc. or any of its affiliates (as defined in the Stock Plan), or an employee benefit plan maintained by Level 3 Communications, Inc. or any of its affiliates, directly or indirectly acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Level 3 Communications, Inc. possessing more than fifty percent (50%) of the total combined voting power of Level 3 Communications, Inc.'s securities outstanding immediately after such acquisition; or

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  the date upon which individuals who, as of May 20, 2010, constitute the Board of Directors of Level 3 Communications, Inc. (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 20, 2010, whose election, or nomination for election by the Level 3 Communications, Inc. stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board since May 20, 2010, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

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  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Level 3 Communications, Inc. to any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or to any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) other than Level 3 Communications, Inc.'s affiliates (as defined in the Stock Plan).

        In addition, the Compensation Committee may, by a written determination prior to the consummation of an event or transaction, determine that such event or transaction does not constitute a Change in Control, provided that the Compensation Committee reasonably concludes that such event or transaction (i) is not likely to result in a significant change to the identities of the persons functioning as our senior management, either immediately or in the foreseeable future (it being understood that the Compensation Committee need not conclude that no changes in our senior management are likely to occur), and (ii) is not likely to result in control of the Board (or a significant portion of the Board's functions) being transferred to a single person or entity, either immediately or in the foreseeable future, with certain specified exceptions.

        We also have a requirement that the change of control must also qualify as a "change in control event" as defined in Treasury Regulation 1.409A-3(i)(5)(i), so that our RSUs will be compliant with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. In the event that there is a change in control as defined by the Stock Plan that does not qualify as a change in control event under Section 409A, if the employee undergoes a separation from service on account of his or her termination of employment by us without cause following that change in control, we will, in our sole discretion, either (a) issue all unissued shares of our common stock issuable pursuant to the RSU award to the employee or (b) pay the employee in a combination of cash and stock the value of those shares of our common stock as provided for in the Stock Plan.

        We have a so-called "single" trigger acceleration for equity awards for the following reasons:

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  Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants.

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  Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the transaction.

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  The employing company that made the original equity grant will no longer exist in the same form after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success.

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  Single trigger vesting on performance-contingent equity, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

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  Single trigger vesting serves to support the compelling business need to retain key employees during the uncertain times preceding a change in control.

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  A single trigger on equity vesting can be a powerful retention device during change in control discussions, especially for more senior executives where equity represents a significant portion of their total pay package.

        Modifications Generally.    From time to time, our Compensation Committee evaluates all elements of our LTI programs. Our Compensation Committee from time to time may make changes to any or all of the elements of these programs to reflect the changing needs related to attracting, retaining and motivating our Named Executive Officers. These changes may be based, in part, on market conditions and the LTI program of competitors. Management and the Compensation Committee regularly review our compensation programs to determine whether these programs are accomplishing our goals in the most cost-effective manner.

  2012 Management Incentive and Retention Plan

        As a result of the considerations and objectives described above under "Executive Summary" relating to the completion of the Global Crossing Acquisition, the Compensation Committee established the 2012 Management Incentive and Retention Plan, or MIRP, to encourage key management personnel to remain employed with us and to incentivize and reward the achievement of established performance criteria. Participants in the MIRP include a small number of senior members of management other than Mr. Crowe designated by the Compensation Committee, including Jeff K. Storey, Charles C. Miller, III, Sunit S. Patel and Thomas C. Stortz, our remaining Named Executive Officers. We refer to these Named Executive Officers who are participating in the MIRP as NEO Participants.

        The MIRP provides an opportunity to receive two types of awards: a retention award and an incentive award. The NEO Participants' retention and incentive awards both have a cash component and an equity component. The equity component is granted in the form of RSUs under the Stock Plan.

        Retention Award.    The amount of the cash retention award is a percentage (in the case of each NEO Participant, 150%) of the participant's base salary in effect as of April 1, 2012, and will be paid in two equal installments, in both cases contingent upon the NEO Participant's continued employment with us on the applicable payment date. The first installment was paid as part of the NEO Participant's final paycheck in 2012, and the second installment will be paid as part of the final paycheck in 2013.

        The number of RSUs granted to each participant as an equity retention award is a percentage (in the case of each NEO Participant, 150%) of the number of RSUs granted to him during our annual grant cycle in 2012. These RSUs will vest and settle in shares of our common stock in two equal tranches, in each case contingent upon the NEO Participant's continued employment with us on the vesting date. The first tranche vested and settled in January 2013, and the second tranche will vest and settle in January 2014.

        Upon a termination of an NEO Participant's employment by us without cause, or by the NEO Participant with good reason on or following a change in control of the company, that NEO Participant's retention award will become immediately vested and payable in full, subject to the NEO Participant's execution of a general release of claims against us.

        The following table illustrates the retention awards for each of the NEO Participants based on their base salaries as of April 1, 2012 and their 2012 RSU award levels.

Named Executive Officer	2012 Base Salary ($)	Multiplier (%)	Total Cash Retention Award ($)	2012 RSU Award Level (#)	Multiplier (%)	Total RSU Retention Award (#)
Sunit S. Patel	575,000	150	862,500	50,000	150	75,000
Jeff K. Storey	650,000	150	975,000	75,000	150	112,500
Charles C. Miller, III	575,000	150	862,500	50,000	150	75,000
Thomas C. Stortz	575,000	150	862,500	50,000	150	75,000

        Incentive Award.    The value of both the cash component and the equity component of each NEO Participant's incentive award will be based upon the amount by which our 2013 Adjusted EBITDA (as that term is defined and determined below) exceeds the benchmark level of $1.328 billion, which represents our fourth quarter 2011 Adjusted EBITDA performance measured after the completion of the fourth quarter 2011 on a run rate basis, which we refer to as the "Benchmark EBITDA." 2013 Adjusted EBITDA will be determined by the Compensation Committee during the first quarter of 2014, and any earned incentive awards will be payable in 2014. Absent a change in control, the payment of any incentive award under the MIRP is contingent upon the NEO Participant's continued employment by us on the date of the payment in 2014.

        With respect to both components of the incentive award opportunity, if the 2013 Adjusted EBTIDA does not exceed the Benchmark EBITDA by 19% or more, then no NEO Participant will be entitled to payment of any portion of his incentive award.

        If the 2013 Adjusted EBITDA exceeds the Benchmark EBITDA by 19% or more, then the amount of the cash incentive award opportunity for each NEO Participant will range from 75% to 300% of the NEO Participant's base salary in effect as of April 1, 2012, and the value of the equity incentive award opportunity for each NEO Participant will range from 75% to 300% of the number of RSUs granted to him during our annual grant cycle in 2012. With respect to both the cash and equity incentive components, the maximum opportunity will be paid only if such increase in the 2013 Adjusted EBITDA from the Benchmark EBITDA is at least 57%. After the Compensation Committee's determination of the increase in the 2013 Adjusted EBITDA over the Benchmark EBITDA, any earned equity incentive award will be settled in the form of RSUs. These RSUs will be fully vested upon grant and will settle promptly after the grant in shares of our common stock in 2014.

        All outstanding incentive awards held by an NEO Participant who remains employed by us as of a change in control of Level 3 will become payable or settled in RSUs, as applicable, immediately prior to that change in control, in each case at a level commensurate with a 34% improvement in the 2013 Adjusted EBITDA over the Benchmark EBITDA, which would represent a payout at 150% of Base Salary for the cash component and 150% of the 2012 RSU Award Level for the equity component.

        The following table summarizes the incentive award opportunities for each of the NEO Participants.

2013 Adjusted EBITDA Improvement over Benchmark EBITDA	Cash Incentive Award	Equity Incentive Award
Less than 19% minimum improvement	$0	0 RSUs
Equal to or greater than 19% to 57% or more improvement	Range of 75% to 300% of Base Salary	Range of 75% to 300% of 2012 RSU Award Level

        Determination of 2013 Adjusted EBTIDA    For purposes of the MIRP, the Compensation Committee will determine, in its discretion, the 2013 Adjusted EBITDA on a run rate basis during the first quarter of 2014, first by normalizing Adjusted EBITDA for the fourth quarter of 2013, and then by multiplying that amount by four to determine the full-year 2013 Adjusted EBITDA. The Compensation Committee will start with Adjusted EBITDA, which means our net income (loss) from our Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense (other than non-cash stock compensation expenses relating to bonus payments made in the form of stock for 2013 bonus payments), on a consolidated basis as the accounting elements constituting Adjusted EBITDA are determined in accordance with generally accepted accounting principles and consistent with past practice.

James Q. Crowe Employment Agreement

        For all of the reasons noted in the discussion above regarding the creation of the MIRP, in March 2012, we entered into an employment agreement with Mr. Crowe.

        Mr. Crowe's employment agreement has a term ending December 31, 2014. Prior to entering into this employment agreement, Mr. Crowe, who had been the Chief Executive Officer since August 1997, a member of the Board of Directors since June 1993, and President of Level 3 from August 1997 until July 2000, was not a party to an employment agreement with us.

        Pursuant to the employment agreement, Mr. Crowe will receive a minimum annual base salary of $1.25 million and an annual target bonus opportunity equal to 200% of his base salary, with the actual bonus payment to be determined by the Compensation Committee in its sole discretion. However, in the event that individuals who are not currently directors of Level 3 become, and constitute a majority of, members of the Compensation Committee at the time of the determination, Mr. Crowe will be entitled to a minimum annual bonus equal to 50% of the annual target bonus opportunity (that is, an amount equal to Mr. Crowe's annual base salary). In addition to being entitled to employee benefits to which similarly situated employees are entitled, during the term of his employment agreement, Mr. Crowe will also be entitled to continued personal use of our aircraft (consistent with our current policies and practices) and reimbursement of up to a maximum amount of $100,000 per year for premiums for life insurance and/or long term disability insurance.

        Pursuant to the employment agreement, Mr. Crowe was granted a total of 900,000 RSUs in March 2012, and 450,000 OSOs in April 2012. Mr. Crowe became or will become vested in the RSUs as follows: one third on December 31, 2012; one third on December 31, 2013; and one third on December 31, 2014. Mr. Crowe will become vested in his OSOs on December 31, 2014.

        Upon termination of Mr. Crowe's employment by us without "cause" or by Mr. Crowe with "good reason," Mr. Crowe will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, cash severance equal to his base salary and annual bonuses (based on the annual target bonus) for the remaining employment term (that is, until December 31, 2014), and two years of continued access to our health plans. In addition, upon termination of employment by us without "cause" or by Mr. Crowe with "good reason," Mr. Crowe will become immediately vested in all of his then-unvested equity-based awards that were awarded pursuant to the employment agreement. Mr. Crowe's vested RSUs will settle and be paid immediately and his vested OSOs will settle on December 31, 2014.

        Upon termination of Mr. Crowe's employment with us due to his death or disability, Mr. Crowe (or, in the event of his death, Mr. Crowe's beneficiaries) will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, continued base salary through the last day of the month in which such death or disability occurs and a prorated annual bonus (based on his target annual bonus) for the then-current fiscal year. In addition, Mr. Crowe will become immediately vested in all of his then-unvested equity-based awards that were awarded pursuant to the employment agreement. Mr. Crowe's vested RSUs will settle and be paid immediately and his vested OSOs will settle on December 31, 2014.

        In the event of Mr. Crowe's voluntary termination of employment (without "good reason") that constitutes a "qualifying retirement" under our generally applicable retirement policy, Mr. Crowe will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, base salary through the last day of the month in which such retirement occurs, a prorated annual bonus (based on the annual target bonus) for the then-current fiscal year, and two years of continued access to our health plans. In addition, Mr. Crowe will be entitled to vesting of a prorated portion of his then unvested equity-based awards that were awarded pursuant to the employment agreement. Mr. Crowe's vested RSUs will settle and be paid immediately and his vested OSOs will settle on December 31, 2014.

        Payment of any severance benefits are subject to the execution by Mr. Crowe of a general release. Mr. Crowe's employment agreement also required that he concurrently enter into a restrictive covenant agreement containing customary non-competition, non-solicitation, and non-disparagement obligations that are applicable through December 31, 2014. Mr. Crowe has also entered into a confidentiality agreement that contains customary confidentiality and intellectual property assignment provisions and is incorporated by reference into his restrictive covenant agreement. If Mr. Crowe's employment terminates after December 31, 2013, or his termination constitutes a qualifying retirement, we may extend the period of these obligations for one additional year until December 31, 2015, by paying Mr. Crowe additional severance benefits. The form of the additional severance benefits will be selected by us, in our sole discretion, and will be either (i) cash in the amount of $12,000,000 or (ii) cash in the amount of $3,750,000 as well as 300,000 RSUs and 150,000 OSOs, each of which would become vested and settled on December 31, 2015.

        Effective April 11, 2013, Mr. Storey was named our President and Chief Executive Officer, replacing Mr. Crowe as Chief Executive Officer. In addition, Mr. Crowe will not be nominated for election to the Board. As a result of those actions, Mr. Crowe's employment with the company will terminate, and he will be entitled to the benefits under his employment agreement that are described in more detail in the fifth paragraph of this section. For more information, please see "Potential Payments Upon Termination or Change of Control—Involuntary Separation from Service," below.

Determination of Total Compensation for 2012

Base Salary

        In February 2012, the Compensation Committee reviewed the 2012 base salary for Mr. Crowe and the base salaries for the other Named Executive Officers, which were based on recommendations by Mr. Crowe. In February 2012, the Compensation Committee determined not to increase the base salaries of any of the Named Executive Officers, except for Mr. Crowe. In March 2012, we entered into an employment agreement with Mr. Crowe which increased his salary to $1,250,000.

        We believe that Mr. Crowe's 2012 salary as a multiple of the other Named Executive Officers' salaries is in line with traditional multiples for the chief executive officer. The Compensation Committee also believes that the differences are explained by the positions that the individuals hold and are based on individual performance evaluations only to the extent described above.

Bonus

        In the first quarter 2013, when determining the 2012 bonus compensation for the Named Executive Officers, including Mr. Crowe pursuant to his employment agreement, the Compensation Committee considered the Named Executive Officers' performance as a group against the objectives described above. These results included the following items.

        Meet overall 2012 financial goals.    The following table summarizes our Board of Directors-approved budget targets, which may or may not be the same as our publicly issued guidance, as well as our actual results for 2012.

Metric ($ in millions)	2012 Communications Budget	2012 Communications Full Year Results
Core Network Services revenue	$5,728	$5,588
Communications Adjusted EBITDA	$1,500	$1,452
December Core Network Services Run Rate	$501	$486
Sustainable Free Cash Flow	$(103)	$(165)

        The actual results for 2012 for Core Network Services revenue were approximately 98% of budget. Adjusted EBITDA, the statistic that most heavily influenced the Compensation Committee's assessment of this metric, was approximately 97% of budget. December Core Network Services Run Rate was 97% of budget. Sustainable Free Cash Flow for 2012 was approximately $62 million unfavorable to budget.

        Significantly improve the customer experience.    During the course of the year, our performance against this goal was measured by various customer satisfaction survey data. Our surveys use a seven point scale, with a score of seven (the top "box") representing very satisfied and a score of one (the bottom "box") representing very dissatisfied. During this period, our overall customer satisfaction scores were 51% in the top two boxes (an improvement from 50% in 2011), and 10% in the bottom two boxes (an improvement from 15% in 2011).

        Ensure the company attracts and retains an appropriate workforce.    Given the nature of this objective, no specific quantitative targets were established by the Compensation Committee. The Compensation Committee agreed with management's assessment that we have been able to attract and retain the appropriate workforce, based in part on the review of our overall voluntary turnover rate and the rate of voluntary termination by employees who were rated in the two highest of the five total categories of our job performance measures as well as the rate of voluntary termination of vice presidents and above.

        Other Factors.    In addition to the review of the above factors, the Compensation Committee also considered acquisition, capital markets, refinancing and disposition activities completed during 2012. Through capital markets activities, we refinanced a total of $4.7 billion of debt and significantly improved our debt profile. After the January 2013 repayment in full at maturity of our outstanding 15% Convertible Senior Notes due 2013, we have no material debt that is due before 2015. Our 2012 capital markets activities can be summarized as follows.

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  Our wholly owned subsidiary, Level 3 Financing, Inc., fully refinanced its existing Tranche B II Term Loan and Tranche B III Term Loan. The new $1.2 billion Tranche B-II 2019 Term Loan bears interest at LIBOR plus 3.25%, and matures on August 1, 2019. The term loans that were refinanced had interest rates of LIBOR plus 4.25% and were due to mature in 2018. As a result of this refinancing, we expect to save approximately $12 million of cash interest payments per year.

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  We repaid in full the mortgage on our Broomfield, Colorado headquarters campus.

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  Level 3 Financing, Inc. issued $775 million aggregate principal amount of 7% Senior Notes due 2020, which mature on June 1, 2020. The net proceeds from the offering, together with cash on hand, were used to redeem all of Level 3 Financing, Inc.'s outstanding 8.75% Senior Notes due 2017.

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  Level 3 Financing, Inc. fully refinanced its existing $1.4 billion senior secured Tranche A Term Loan with two new term loan tranches. The first tranche of $600 million aggregate principal amount bears interest at LIBOR plus 3.25%, with a minimum LIBOR of 1.5%, and matures in 2016. The second tranche of $815 million aggregate principal amount bears interest at LIBOR plus 3.75%, with a minimum LIBOR of 1.5%, and matures in 2019. The term loan that was refinanced had an interest rate of LIBOR plus 2.25% and was due to mature in 2014.

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  We issued $300 million aggregate principal amount of our 8.875% Senior Notes due 2019. The new 8.875% Senior Notes mature on June 1, 2019 and are not guaranteed by any of our subsidiaries. The net proceeds from the offering were used for general corporate purposes.

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  We entered into an exchange agreement for our 15% Convertible Senior Notes due 2013 with Longleaf Partners Fund, a series of the Longleaf Partners Fund Trust, for which Southeastern Asset Management acts as investment adviser. Pursuant to the agreement, Longleaf Partners exchanged $100,062,000 aggregate principal amount of our outstanding 15% Convertible Senior Notes due 2013 for the 3,705,996 shares of our common stock into which the notes were convertible, plus an additional 1,741,133 shares for a total of 5,447,129 shares. The consideration was based on the market price for those notes plus a customary inducement premium. In connection with the exchange transaction, we and Southeastern amended our existing Standstill Agreement to increase the maximum number of shares of our common stock that Southeastern is permitted to beneficially own during the term of the agreement up to 49,840,000 shares from 46,000,000 shares.

  •
  Level 3 Financing, Inc. issued $900 million aggregate principal amount of its 8.625% Senior Notes due 2020, which mature on July 15, 2020. A portion of the net proceeds from the offering were used to redeem all $807 million aggregate principal amount of Level 3 Financing's outstanding 9.25% Senior Notes due 2014. The remaining proceeds were used to fund the cost of certain telecommunications assets.

        For the year ended December 31, 2012, the Compensation Committee and the full Board of Directors was satisfied with Mr. Crowe's leadership of the company, although during 2012 the company's performance fell short of fully meeting our financial expectations. While our core network services revenue grew to almost $5.6 billion, we did not achieve the financial measures for the "Meet overall 2012 financial goals" objective in full. The Compensation Committee was satisfied with our overall customer satisfaction survey results and the results of attracting and retaining the appropriate workforce. In addition, the Compensation Committee took note of the significant capital markets, refinancing transactions that were completed during 2012. It was the Compensation Committee's assessment of our performance against the objectives described above that informed the Compensation Committee's determination of the level at which to fund the bonus pool for the broad employee base.

        In determining the 2012 bonus compensation for the Named Executive Officers, the Compensation Committee considered these Named Executive Officers' performance as a group against the objectives described above.

        Based on the performance described above, the Committee approved the payment of bonuses as indicated in the table below:

James Q. Crowe	$2,100,000
Sunit S. Patel	$483,000
Jeff K. Storey	$627,800
Charles C. Miller, III	$483,000
Thomas C. Stortz	$517,000

MIRP Cash Retention Awards

        As stated earlier, in March 2012, we adopted the 2012 Management Incentive and Retention Plan, or MIRP, to provide a means to encourage key management personnel to remain employed with us and to incentivize and reward the achievement of established performance criteria. Messrs. Storey, Miller, Patel and Stortz are participants in the MIRP and received in December 2012 the following retention bonus payments as part of the MIRP.

Sunit S. Patel	$431,250
Jeff K. Storey	$487,500
Charles C. Miller, III	$431,250
Thomas C. Stortz	$431,250

Stock Based Awards.

        Grant Decisions for the 2012 Award Year.    At the beginning of the 2012 Award Year, a fixed annual award number was determined for RSUs and OSOs for each eligible employee, consistent with the Compensation Committee's practices. The Compensation Committee also used as a guideline in determining the award levels competitive data from our Peer Group. While the award numbers are fixed for the applicable Award Year, the Compensation Committee reserves the right to make changes to this program—including the fixed award amounts—as conditions in the market or our business require; however, these fixed amounts were not adjusted during the 2012 Award Year.

        For the determination of LTI award levels, we do not set individual performance targets or performance measures for our Named Executive Officers. The determination of any award levels for all Named Executive Officers, other than Mr. Crowe, is in the full discretion of the Compensation Committee. The exercise of that discretion is informed by, among other things, a review of Peer Group data, the Shareholder Value Transfer methodology and the resulting run rate as well as the executive team's overall performance as assessed by the Compensation Committee. After the overall team assessment is completed, individual decisions are driven by a subjective assessment of the individual's role in contributing to the executive team's collective performance during the year.

        Based on Mr. Crowe's subjective view of the relative contribution of the other Named Executive Officers to the team's overall performance, he provides to the Compensation Committee his recommendations for each individual's LTI award level. Mr. Crowe develops his recommendations by first applying his judgment to what is an appropriate distribution of LTI awards among the Named Executive Officers and then he may make adjustments based on his personal subjective view of the individual's contribution through the individual's role and/or whether the distribution is equitable. Mr. Crowe's adjustments, however, are not made by way of an assessment of the Named Executive Officers' performance using set individualized targets or performance measures. The Compensation Committee establishes the level of LTI awards for the Named Executive Officers after taking into account the considerations described above, with Mr. Crowe's LTI award levels being set by the terms of his employment agreement.

        For the 2012 Award Year (from April 1, 2012 until March 31, 2013), each Named Executive Officer had the following award levels. As a result of the structure of the Award Year, some of these OSO awards were made during 2012 and some are being awarded during 2013.

Name	RSUs	OSOs
Sunit S. Patel	50,000	50,000
Jeff K. Storey	75,000	75,000
Charles C. Miller, III	50,000	50,000
Thomas C. Stortz	50,000	50,000

        During calendar year 2012, as participants in our LTI program, each Named Executive Officer other than Mr. Crowe received the RSUs and OSOs indicated in the table below. The OSO awards were made during a portion of the 2011 Award Year and a portion of the 2012 Award Year.

Name	RSUs	OSOs
Sunit S. Patel	50,000	45,298
Jeff K. Storey	75,000	69,619
Charles C. Miller, III	50,000	46,041
Thomas C. Stortz	50,000	45,298

        During the calendar year 2012, Mr. Crowe received 900,000 RSU awards and 450,000 OSO awards as part of his employment agreement, which represents the total number of awards to be made to Mr. Crowe pursuant to his employment agreement through December 31, 2014. He also received 23,228 OSO awards as part of the 2011 LTI Award Year.

        MIRP RSU Retention Awards.    Messrs. Patel, Storey, Miller and Stortz received the following retention RSU awards as part of the 2012 Management Incentive and Retention Plan or MIRP. The restrictions on transfer for these awards lapse 50% on January 1, 2013 and 50% on January 1, 2014.

Name	RSUs
Sunit S. Patel	75,000
Jeff K. Storey	112,500
Charles C. Miller, III	75,000
Thomas C. Stortz	75,000

        Given Mr. Crowe's and the other Named Executive Officers' roles in leading Level 3 during 2012 and the challenges and achievements for the year, the Compensation Committee considers the total remuneration provided to the Named Executive Officers for 2012 to be appropriate.

Other Compensatory Benefits

        As salaried, U.S.-based employees, the Named Executive Officers participate in a variety of health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites

        We limit the perquisites that we make available to our Named Executive Officers. With the exception of the personal use of our corporate aircraft—which is discussed below—our Named Executive Officers are entitled to no benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide company vehicles, club memberships, financial consulting, pension arrangements, post-retirement health coverage (other than for Mr. Crowe), or similar benefits for our Named Executive Officers.

        We provide our Named Executive Officers personal use of our corporate aircraft because we believe that this benefit generally affords us increased security and allows our executives to work more efficiently and productively when traveling for personal reasons. For personal use of our corporate aircraft by Messrs. Crowe and Storey, we impute income as described below. For all other Named Executive Officers, any personal use of our corporate aircraft is pursuant to an Aircraft Time-Share Agreement, pursuant to which the Named Executive Officer is responsible to reimburse us for our incremental cost of providing his personal use of the corporate aircraft. For the Named Executive Officers, when a guest accompanies the Named Executive Officer on business travel and when required by applicable Internal Revenue Service regulations, we impute as income to that executive the cost of that additional travel.

        For Mr. Crowe and Mr. Storey, we impute as income the cost of personal travel as well as when required by Internal Revenue Service regulations the personal travel of any guest that accompanies Mr. Crowe or Mr. Storey. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates. For 2012, Mr. Crowe had $187,267 of imputed income and Mr. Storey had $12,192 of imputed income. These amounts differ from the amounts disclosed in the Summary Compensation Table below, which we have calculated as $287,323 and $6,667, for Mr. Crowe and Mr. Storey, respectively, which represents our incremental cost to provide the benefit.

Post-Employment Compensation

        Pension Benefits.    We do not provide pension arrangements for our Named Executive Officers. In addition, other than for Mr. Crowe, we do not provide post-retirement health coverage. Our Named Executive Officers, as well as all of our U.S.-based employees, are eligible to participate in our 401(k) plan. We provide a matching contribution to all participants in the 401(k) plan, including our Named Executive Officers, through units in the Level 3 Stock Fund. For 2012, we matched up to 100% of 4% of eligible earnings, or regulatory limits if lower, for the balance of the year. Neither our Named Executive Officers nor our other employees are able to purchase units in the Level 3 Stock Fund. All of our Named Executive Officers have more than three years of service with us, and as a result, each of the Named Executive Officers is fully vested in the units of the Level 3 Stock Fund in his 401(k) plan account.

        Retirement Benefits.    Other than with respect to Mr. Crowe, upon a Named Executive Officer's retirement in accordance with our retirement program, the restrictions on all outstanding RSUs lapse and OSOs are retained by the individual until those OSOs settle on the third anniversary of their grant.

        In the event of Mr. Crowe's voluntary termination of employment (without "good reason") that constitutes a "qualifying retirement" under our generally applicable retirement policy, Mr. Crowe will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, base salary through the last day of the month in which such retirement occurs, a prorated annual bonus (based on the annual target bonus) for the then-current fiscal year, and two years of continued access to our health plans. In addition, Mr. Crowe will be entitled to vesting of a prorated portion of his then unvested equity-based awards that were awarded pursuant to the employment agreement. Mr. Crowe's vested RSUs will settle and be paid immediately and his vested OSOs will settle on December 31, 2014. With respect to RSUs and OSOs granted prior to the effective date of his employment agreement, in the event of Mr. Crowe's voluntary termination of employment that constitutes a "qualifying retirement" under our generally applicable retirement policy, the restrictions on all of these RSUs lapse and these OSOs are retained by Mr. Crowe until they settle on the third anniversary of their grant.

        Nonqualified Deferred Compensation.    We do not provide any nonqualified defined contribution or other deferred compensation plans.

        Other Post-Employment Payments.    At December 31, 2012, all of our Named Executive Officers, except Mr. Crowe, were employees-at-will and as such did not have employment contracts with us. However, each of our Named Executive Officers other than Mr. Crowe participates in the Key Executive Severance Plan, or KESP, which provide for payments in certain circumstances upon termination. We also entered into an employment agreement with Mr. Crowe in March 2012.

        As a result of the considerations and objectives described above under the "Executive Summary" relating to the completion of the Global Crossing Acquisition and its consideration of what constitutes best practices in these circumstances, the Compensation Committee adopted the KESP to provide severance and welfare benefits to each eligible executive who is involuntarily terminated from employment by the Company without cause or who voluntarily terminates employment with good reason. Participants in the KESP will include senior members of management designated by the Compensation Committee, including each of our Named Executive Officers, other than Mr. Crowe (the "NEO Participants").

        A NEO Participant in the KESP will be entitled to the following severance benefits upon a termination of employment by us without cause or by the NEO Participant with good reason:

  •
  a prorated bonus for the year of termination based on the NEO Participant's most recent target annual bonus;

  •
  two times the sum of the NEO Participant's base salary and most recent target annual bonus;

  •
  continued medical and dental insurance coverage under our plans for twenty-four months;

  •
  a lump sum cash payment equal to our paid portion of such medical and dental insurance coverage for such continuation period;

  •
  reimbursement of up to $10,000 for the cost of outplacement services; and

  •
  vesting of a portion of the NEO Participant's equity-based awards.

        If a NEO Participant is not retirement-eligible under our retirement benefit at the time of termination, the accelerated vesting will apply to that portion of the NEO Participant's equity awards that would have vested during the twelve-month period following his termination. If an NEO Participant is retirement-eligible, the accelerated vesting will apply to all of the NEO Participant's equity awards, which currently consist of RSUs and OSOs.

        Participation in the KESP is conditioned upon the execution of a restrictive covenant agreement containing customary covenants of noncompetition (effective only if payments are received under the KESP), nonsolicitation and nondisparagement (both of which are effective upon signing). All severance benefits under the KESP are also conditioned upon the NEO Participant's execution of a general release of claims against us.

        Pursuant to the terms of the Level 3 Communications, Inc. Stock Plan, all equity awards currently held by the NEO Participants vest upon a change in control of the company regardless of whether a termination occurs. Pursuant to the KESP, all outstanding equity awards held by each NEO Participant at the time will vest upon a change in control of the company regardless of whether a termination occurs; provided, that with respect to performance-vested awards, if any (which do not include OSOs), the vesting under the KESP will apply only to the extent that the applicable performance criteria are satisfied as of such change in control based on pro-forma performance over the entire performance period extrapolated from the first date of the performance period through the change in control.

Stock Ownership Guidelines

        The Compensation Committee has adopted guidelines for ownership of our common stock for our senior executives and the members of our Board. The Compensation Committee reviews these guidelines at least annually, and may update or modify them based on a variety of factors including the composition of our senior management team and stock market conditions.

        The stockownership guidelines for 2012 were as follows:

Title	Number of Shares
CEO	300,000
COO and President	75,000
Vice Chairman/Chief Administrative Officer/Chief Financial Officer	50,000
Regional Presidents//Chief Legal Officer	20,000
Controller	10,000
Members of Board of Directors	20,000

        For our senior executives, stock held by the individual, his or her spouse and minor children, along with shares of our common stock held in the individual's 401(k) Plan account and in trusts for the benefit of these individuals, will be included for purposes of determining the individual's satisfaction of the ownership guidelines.

        The Compensation Committee has concluded that grants of restricted stock or restricted stock units will not be made to assist members of management in meeting the ownership guidelines. In addition, the Compensation Committee has concluded not to force individuals to make either private or open market purchases of our common stock to meet the ownership guidelines. Rather, the Compensation Committee has concluded that until such time as the individual is in compliance with these guidelines, 50% of the shares of our common stock issuable upon any OSO exercise or settlement or upon the settlement of restricted stock units, after shares are sold to cover taxes, should be held by the individual in the form of shares of our common stock until such time as the guideline has been met. The failure of an individual to make a good faith effort to meet the guidelines in a timely manner and to maintain their compliance with the guidelines will be a significant factor in the Compensation Committee's and senior management's determinations of the individual's future bonus payments and long-term incentive compensation awards.

        For members of our Board of Directors, the Board requires that each member of the Board hold all shares of our common stock received as compensation for Board service until such time as the Board member's ownership of common stock meets the Share Ownership Minimum Amount Requirement of 20,000 shares. To determine a Board member's compliance with the Share Ownership Minimum Amount Requirement, all issued restricted stock units will be treated as shares of issued common stock on a one for one basis. In addition, shares of common stock held by the Board member, his or her spouse and minor children, along with shares of common stock held in the individual's retirement accounts and in trusts for the benefit of these individuals, will be included for purposes of determining the Board member's satisfaction of the Share Ownership Minimum Amount Requirement.

        The Board encourages each Board member to hold all shares of common stock received as compensation for Board service, or otherwise acquired, until such time as the Board member is no longer a Board member. Any Board member that sells or otherwise transfers shares of common stock where after giving effect to the sale or transfer, the Board member would own common stock in an amount less than the Share Ownership Minimum Requirement, that Board member shall volunteer to resign from the Board. The Board does not believe that such person(s) should necessarily leave the Board. There should, however, be an opportunity for the Board through the Board's Nominating and Governance Committee to review the continued appropriateness of the Board member's continued membership on the Board under the circumstances.

Potential Effect on Compensation from Executive Misconduct

        If our Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and (A) may include, without limit, (1) termination of employment and (2) initiating an action for breach of fiduciary duty, and (B) includes, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Section 162(m) of the Internal Revenue Code

        The Compensation Committee takes into consideration the tax deductibility limitation of Section 162(m) of the Internal Revenue Code of 1986, or the Code, when making compensation decisions for our Named Executive Officers. Generally, Section 162(m) limits the amount of compensation that a public company can deduct for federal income tax purposes to the extent that the compensation is greater than $1.0 million and does not fall within that section's exemptions. Our OSO program is intended to meet the requirements for "qualified performance-based compensation" exempt from these deductibility limitations. Our bonus program, however, would not qualify for the exemptions contained in Section 162(m). The Compensation Committee does not believe it is advisable to adopt a strict policy against paying nondeductible compensation, and may pay that compensation in appropriate circumstances. While the Compensation Committee takes into consideration the tax deductibility limitation of Section 162(m), at the present time, the Compensation Committee's determination with respect to the payment of compensation to our Named Executive Officers is not affected by this tax deductibility limitation in light of our significant net operating loss carryforwards for U.S. federal income tax purposes.

Compensation Committee Report

        The Compensation Committee of the Board has reviewed this Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board that this Compensation Discussion and Analysis be included in Level 3's Form 10-K for the year ended December 31, 2012 and Level 3's Proxy Statement with respect to the 2013 Annual Meeting of Stockholders. This report is provided by the following independent directors, who comprise the committee:

Michael J. Mahoney (Chairman)
Richard R. Jaros
Peter Seah Lim Huat
Albert C. Yates

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
James Q. Crowe	2012	$1,155,269	$2,100,000	$23,850,000	(3)	$13,206,378	(3)	$397,323	$40,708,970
Chief Executive	2011	$834,788	$4,000,000	$3,400,469		$2,671,570		$354,737	$11,261,564
Officer	2010	$815,000	$1,141,000	$1,960,984		$2,255,214		$226,070	$6,398,268
Sunit S. Patel	2012	$575,000	$914,250	$4,995,500		$1,122,978		$10,000	$7,617,728	(4)
Executive VP and	2011	$510,769	$1,750,000	$1,141,627		$896,926		$7,350	$4,306,672
Chief Financial	2010	$475,000	$380,000	$627,842		$717,501		$7,350	$2,207,693
Officer
Jeff K. Storey	2012	$650,000	$1,115,300	$7,493,250		$1,715,802		$16,667	$10,991,019	(4)
President and Chief	2011	$572,962	$1,500,000	$1,957,075		$1,537,587		$27,558	$5,595,182
Operating Officer	2010	$550,000	$506,000	$1,066,482		$1,217,247		$24,107	$3,363,836
Charles C. Miller, III	2012	$575,000	$914,250	$4,995,500		$1,136,902		$10,000	$7,631,652	(4)
Executive VP and	2011	$523,565	$3,000,000	$1,250,329		$982,271		$7,350	$5,763,515
Vice Chairman	2010	$505,000	$404,000	$708,694		$813,187		$7,350	$2,438,231
Thomas C. Stortz	2012	$575,000	$948,250	$4,995,500		$1,122,978		$10,000	$7,651,728	(4)
Executive VP and	2011	$425,692	$1,250,000	$1,141,627		$896,926		$724,104	$4,438,349
Chief Administrative	2010	$475,000	$380,000	$635,209		$727,070		$7,350	$2,224,629
Officer

(1)
We award both restricted stock units ("RSUs"), and outperform stock appreciation rights ("OSOs"), as part of our long-term incentive program. These awards vest over a number of years. When an award is made, the fair value of all shares granted, regardless of vesting schedules, is determined. For RSUs, fair value is calculated using the closing price of our common stock on the day before the grant, and for OSOs, fair value is calculated using a formula based methodology. These columns represent the full grant date fair value of the RSUs and OSOs awarded to the Named Executive Officer, without any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. For additional information relating to the assumptions made by us in valuing these awards for 2012, refer to note 13 of our financial statements in our Form 10-K for the year ended December 31, 2012, as filed with the SEC.

Amounts in this column for Messrs. Patel, Storey, Miller and Stortz also include the full grant date fair value of RSUs granted to these individuals pursuant to the incentive award portion of the MIRP, assuming performance is ultimately achieved at the target level. The maximum payouts that may be made pursuant to the MIRP, based on achievement of the highest level of performance conditions under the plan, are as follows (representing 200% of the target payouts): Jeff K. Storey $5,832,000; Sunit S. Patel $3,888,000; Charles C. Miller, III $3,888,000; and Thomas C. Stortz $3,888,000.

(2)
This column includes $10,000 of company matching contributions to each Named Executive Officer's 401(k) plan account for 2012. These contributions were made in the form of units of the Level 3 Stock Fund.

For Mr. Crowe, amounts in this column includes $100,000 for the premiums associated with life and/or disability insurance coverage for 2012.

For Mr. Crowe and Mr. Storey, amounts in this column also include $287,323 and $6,667 related to their respective personal use of our aircraft in 2012, pursuant to the arrangement described above under the caption "Compensation Discussion and Analysis—Determination of Total Compensation for 2012—Other Compensatory Benefits—Perquisites." The calculation of the amounts set forth in the table for personal use of our aircraft by Messrs. Crowe and Storey is based on our incremental cost relating to their use of the aircraft, which includes only the variable costs incurred as a result of personal flight activity, including fuel, oil, lubricants, other additives, travel expenses of the crew, including food, lodging and ground transportation, hanger and tie-down costs away from the aircraft's base of operations, insurance obtained for the specific flight, landing fees, airport taxes and similar assessments, customs, foreign permit and similar fees directly related to the flight, in-flight food and beverages, passenger ground transportation, and flight planning and weather contract services. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there were any personal use of aircraft.

(3)
These amounts represent the full grant date fair value of RSUs and OSOs awarded to Mr. Crowe pursuant to his employment agreement. As described in the Compensation Discussion and Analysis, Mr. Crowe's 2012 RSU and OSO awards represented a lump sum of all awards that would be made to him during the three year term of his employment agreement. This award resulted in Mr. Crowe receiving a larger total RSU and OSO award level in 2012 than he has received in prior years, but with the result that Mr. Crowe will not receive any additional RSU or OSO awards under his employment agreement.

(4)
For more information regarding the implementation of the 2012 Management Incentive and Retention Plan, or the MIRP, please see the "Compensation Discussion and Analysis—2012 Executive Compensation Components—Management Incentive and Retention Plan" above. Additional information regarding the amounts reported under the Bonus and Stock Awards columns is provided in the Additional Information Regarding 2012 MIRP Payments and Awards table below.

  Additional Information Regarding 2012 MIRP Payments and Awards

        The following table provides additional information regarding the effect of payments made and the full grant date fair value of awards made under the MIRP that are included in the Bonus and Stock Awards columns in the Summary Compensation Table above for each of Messrs. Patel, Storey, Miller and Stortz. The first line of the table reflects all compensation included in the Summary Compensation Table above, other than compensation attributable to the MIRP. The second line of the table reflects all compensation included in the Summary Compensation Table above, including compensation attributable to the MIRP, which appears in the Bonus and Stock Awards columns.

Sunit S. Patel

		Bonus		Stock Awards
	Salary	Bonus	MIRP Retention	RSUs	MIRP Retention	MIRP Incentive	Option Awards	All Other Compensation	Total
No MIRP	$575,000	$483,000	$0	$1,107,500	$0	$0	$1,122,978	$10,000	$3,298,478
MIRP	$575,000	$483,000	$431,250	$1,107,500	$1,944,000	$1,944,000	$1,122,978	$10,000	$7,617,728

Jeff K. Storey

		Bonus		Stock Awards
	Salary	Bonus	MIRP Retention	RSUs	MIRP Retention	MIRP Incentive	Option Awards	All Other Compensation	Total
No MIRP	$650,000	$627,800	$0	$1,661,250	$0	$0	$1,715,802	$16,667	$4,671,519
MIRP	$650,000	$627,800	$487,500	$1,661,250	$2,916,000	$2,916,000	$1,715,802	$16,667	$10,991,019

Charles C. Miller, III

		Bonus		Stock Awards
	Salary	Bonus	MIRP Retention	RSUs	MIRP Retention	MIRP Incentive	Option Awards	All Other Compensation	Total
No MIRP	$575,000	$483,000	$0	$1,107,500	$0	$0	$1,136,902	$10,000	$3,312,402
MIRP	$575,000	$483,000	$431,250	$1,107,500	$1,944,000	$1,944,000	$1,136,902	$10,000	$7,631,652

Thomas C. Stortz

		Bonus		Stock Awards
	Salary	Bonus	MIRP Retention	RSUs	MIRP Retention	MIRP Incentive	Option Awards	All Other Compensation	Total
No MIRP	$575,000	$517,000	$0	$1,107,500	$0	$0	$1,122,978	$10,000	$3,332,478
MIRP	$575,000	$517,000	$431,250	$1,107,500	$1,944,000	$1,944,000	$1,122,978	$10,000	$7,651,728

Grants of Plan-Based Awards in 2012

        This table provides information about equity awards granted to the Named Executive Officers in 2012.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)		Grant Date Fair Value of Stock and Option Awards(6)
										Exercise or Base Price of Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James Q. Crowe	1/1/2012								23,228	$16.99	$435,292
	4/1/2012								450,000	$25.73	$12,771,086
	3/19/2012							900,000			$23,850,000
Sunit S. Patel	1/1/2012								7,798	$16.99	$146,134
	4/1/2012								12,500	$25.73	$354,752
	7/1/2012								12,500	$22.15	$305,393
	10/1/2012								12,500	$22.97	$316,699
	7/1/2012							50,000			$1,107,500
	4/2/2012							75,000			$1,944,000
	4/2/2012	$431,250	$862,500	$1,725,000	37,500	75,000	150,000				$1,944,000
Jeff K. Storey	1/1/2012								13,369	$16.99	$250,535
	4/1/2012								18,750	$25.73	$532,129
	7/1/2012								18,750	$22.15	$458,090
	10/1/2012								18,750	$22.97	$475,048
	7/1/2012							75,000			$1,661,250
	4/2/2012							112,500			$2,916,000
	4/2/2012	$487,500	$975,000	$1,950,000	56,250	112,500	225,000				$2,916,000
Charles C. Miller, III	1/1/2012								8,541	$16.99	$160,058
	4/1/2012								12,500	$25.73	$354,752
	7/1/2012								12,500	$22.15	$305,393
	10/1/2012								12,500	$22.97	$316,699
	7/1/2012							50,000			$1,107,500
	4/2/2012							75,000			$1,944,000
	4/2/2012	$431,250	$862,500	$1,725,000	37,500	75,000	150,000				$1,944,000
Thomas C. Stortz	1/1/2012								7,798	$16.99	$146,134
	4/1/2012								12,500	$25.73	$354,752
	7/1/2012								12,500	$22.15	$305,393
	10/1/2012								12,500	$22.97	$316,699
	7/1/2012							50,000			$1,107,500
	4/2/2012							75,000			$1,944,000
	4/2/2012	$431,250	$862,500	$1,725,000	37,500	75,000	150,000				$1,944,000

(1)
These columns show the payouts that would occur under the cash component of each Named Executive Officer's incentive award under the MIRP assuming threshold, target and maximum performance, respectively.

(2)
These columns show the number of shares of our common stock that would be paid out to each of our Named Executive Officers pursuant to the RSU component of such officer's incentive award under the MIRP assuming threshold, target and maximum performance, respectively.

(3)
This column shows the number of RSUs granted in 2012 to the Named Executive Officers, excluding RSUs granted pursuant to the equity incentive award component of the MIRP (see note (1) above), but including RSUs granted pursuant to the retention award component of the MIRP. For the grant awarded to Mr. Crowe, the RSUs will vest and settle in three equal installments on December 31 of 2012, 2013 and 2014. For each of the other Named Executive Officers, each of these grants of RSUs, other than grants made pursuant to the retention award component of the MIRP, will vest and settle in shares in four equal installments on the first, second, third and fourth anniversaries of the date of grant. For retention award grants made pursuant to the MIRP, those awards will vest and settle in shares on January 1, 2013 and January 1, 2014.

(4)
This column shows the number of OSOs granted in 2012 to the Named Executive Officers. The number of shares issued upon settlement of OSOs is subject to increase or decrease based on the relative performance of our common stock when compared with the performance of the S&P 500® Index over the period between the date of grant of the OSO and the date immediately preceding the date of settlement. For details on the formula to determine the number of shares of our common stock that are issued upon settlement of vested OSOs, please see the discussion under the caption "2012 Executive Compensation Components—Stock Awards—OSOs," above. OSO awards provide for acceleration of settlement in the event of a change of control as defined in our Level 3 Communications, Inc. Stock Plan.

(5)
OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This base price is adjusted over time until the settlement date (but not below the initial base price) to reflect the percentage appreciation or depreciation in the value of the S&P 500® Index during the term of the OSO. For details on the formula to determine the adjustment to the Initial Price for OSOs, please see the discussion under the caption "2012 Executive Compensation Components—Stock Awards—OSOs," above.

(6)
This column shows the full grant date fair value of RSUs and the full grant date fair value of OSOs granted to the Named Executive Officers in 2012. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For purposes of the RSUs, fair value is calculated using the closing price of our stock the day before the grant date of $26.50 for the RSUs awarded to Mr. Crowe, $22.15 for the RSUs awarded on July 1, 2012 and $25.92 for the RSUs awarded as part of the MIRP. For purposes of the OSOs, the fair value is calculated using a calculation value factor of:

January 1, 2012	$18.74
April 1, 2012	$28.38
July 1, 2012	$24.43
October 1, 2012	$25.34

  For additional information on the valuation assumptions with respect to the 2012 grants, refer to note 13 of our financial statements in our Form 10-K for the year ended December 31, 2012, as filed with the SEC.

Outstanding Equity Awards at 2012 Fiscal Year End

        The following table provides information on the holdings of unvested OSOs and unvested RSUs by the Named Executive Officers as of December 31, 2012. Each grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the award grant date. For additional information about the OSO and RSU awards, see the descriptions under the caption "2012 Executive Compensation Components—Stock Awards" above. Because the number of shares underlying any OSO is subject to change by way of a formulaic multiplier based upon the performance of our common stock relative to the performance of the S&P 500® Index, a zero included in the column titled Number of Securities Underlying Unexercised Options indicates that the OSOs comprising those specific grants have a zero multiplier resulting in a zero dollar value ($0) at December 31, 2012, indicating that our common stock price had not outperformed the S&P 500® Index from the grant date of these OSOs through December 31, 2012. Each OSO is unexercisable prior to its respective vesting date, at which time it automatically vests and settles in full.

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
James Q. Crowe	1/1/2010	0	$29.40	1/1/2013
	2/1/2010	0	$27.75	2/1/2013
	3/1/2010	0	$30.90	3/1/2013
	4/1/2010	0	$29.70	4/1/2013
	7/1/2010	0	$22.65	7/1/2013
	10/1/2010	19,949	$17.55	10/1/2013
	1/1/2011	23,572	$16.65	1/1/2014
	4/1/2011	0	$23.75	4/1/2014
	7/1/2011	0	$39.58	7/1/2014
	10/1/2011	0	$28.21	10/1/2014
	1/1/2012	13,127	$19.05	1/1/2015
	4/1/2012	0	$26.09	12/31/2014
	1/1/2009				1,926	(a)	$44,510
	4/1/2009				4,813	(b)	$111,228
	7/1/2009				4,813	(c)	$111,228
	10/1/2009				4,813	(d)	$111,228
	1/1/2010				9,627	(e)	$222,480
	7/1/2010				46,455	(f)	$1,073,575
	7/1/2011				69,682	(g)	$1,610,351
	3/19/2012				600,000	(i)	$13,866,000
Sunit S. Patel	1/1/2010	0	$29.40	1/1/2013
	2/1/2010	0	$27.75	2/1/2013
	3/1/2010	0	$30.90	3/1/2013
	4/1/2010	0	$29.70	4/1/2013
	7/1/2010	0	$22.65	7/1/2013
	10/1/2010	6,697	$17.55	10/1/2013
	1/1/2011	7,914	$16.65	1/1/2014
	4/1/2011	0	$23.75	4/1/2014
	7/1/2011	0	$39.58	7/1/2014
	10/1/2011	0	$28.21	10/1/2014
	1/1/2012	4,407	$19.05	1/1/2015
	4/1/2012	0	$26.09	4/1/2015
	7/1/2012	0	$23.22	7/1/2015
	10/1/2012	0	$22.97	10/1/2015
	1/1/2009				513	(a)	$11,855
	4/1/2009				1,283	(b)	$29,650
	7/1/2009				1,283	(c)	$29,650
	10/1/2009				1,283	(d)	$29,650

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
	1/1/2010				2,567	(e)	$59,323
	7/1/2010				15,596	(f)	$360,424
	7/1/2011				23,394	(g)	$540,635
	7/1/2012				50,000	(h)	$1,155,500
	4/2/2012				75,000	(j)	$1,733,250
	4/2/2012				75,000	(k)	$1,733,250
Jeff K. Storey	1/1/2010	0	$29.40	1/1/2013
	2/1/2010	0	$27.75	2/1/2013
	3/1/2010	0	$30.90	3/1/2013
	4/1/2010	0	$29.70	4/1/2013
	7/1/2010	0	$22.65	7/1/2013
	10/1/2010	11,481	$17.55	10/1/2013
	1/1/2011	13,567	$16.65	1/1/2014
	4/1/2011	0	$23.75	4/1/2014
	7/1/2011	0	$39.58	7/1/2014
	10/1/2011	0	$28.21	10/1/2014
	1/1/2012	7,555	$19.05	1/1/2015
	4/1/2012	0	$26.09	4/1/2015
	7/1/2012	0	$23.22	7/1/2015
	10/1/2012	0	$22.97	10/1/2015
	1/1/2009				837	(a)	$19,343
	4/1/2009				2,093	(b)	$48,369
	7/1/2009				2,093	(c)	$48,369
	10/1/2009				2,093	(d)	$48,369
	1/1/2010				4,187	(e)	$96,762
	7/1/2010				26,736	(f)	$617,869
	7/1/2011				40,104	(g)	$926,803
	7/1/2012				75,000	(h)	$1,733,250
	4/2/2012				112,500	(j)	$2,599,875
	4/2/2012				112,500	(k)	$2,599,875
Charles C. Miller, III	1/1/2010	0	$29.40	1/1/2013
	2/1/2010	0	$27.75	2/1/2013
	3/1/2010	0	$30.90	3/1/2013
	4/1/2010	0	$29.70	4/1/2013
	7/1/2010	0	$22.65	7/1/2013
	10/1/2010	7,335	$17.55	10/1/2013
	1/1/2011	8,667	$16.65	1/1/2014
	4/1/2011	0	$23.75	4/1/2014
	7/1/2011	0	$39.58	7/1/2014
	10/1/2011	0	$28.21	10/1/2014
	1/1/2012	4,827	$19.05	1/1/2015
	4/1/2012	0	$26.09	4/1/2015
	7/1/2012	0	$23.22	7/1/2015
	10/1/2012	0	$22.97	10/1/2015
	1/1/2009				654	(a)	$15,114
	4/1/2009				1,635	(b)	$37,785
	7/1/2009				1,635	(c)	$37,785
	10/1/2009				1,635	(d)	$37,785
	1/1/2010				3,271	(e)	$75,593

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
	7/1/2010				17,081	(f)	$394,742
	7/1/2011				25,622	(g)	$592,124
	7/1/2012				50,000	(h)	$1,155,500
	4/2/2012				75,000	(j)	$1,733,250
	4/2/2012				75,000	(k)	$1,733,250
Thomas C. Stortz	1/1/2010	0	$29.40	1/1/2013
	2/1/2010	0	$27.75	2/1/2013
	3/1/2010	0	$30.90	3/1/2013
	4/1/2010	0	$29.70	4/1/2013
	7/1/2010	0	$22.65	7/1/2013
	10/1/2010	6,697	$17.55	10/1/2013
	1/1/2011	7,914	$16.65	1/1/2014
	4/1/2011	0	$23.75	4/1/2014
	7/1/2011	0	$39.58	7/1/2014
	10/1/2011	0	$28.21	10/1/2014
	1/1/2012	4,407	$19.05	1/1/2015
	4/1/2012	0	$26.09	4/1/2015
	7/1/2012	0	$23.22	7/1/2015
	10/1/2012	0	$22.97	10/1/2015
	1/1/2009				546	(a)	$12,618
	4/1/2009				1,364	(b)	$31,522
	7/1/2009				1,364	(c)	$31,522
	10/1/2009				1,364	(d)	$31,522
	1/1/2010				2,728	(e)	$63,044
	7/1/2010				15,596	(f)	$360,424
	7/1/2011				23,394	(g)	$540,635
	7/1/2012				50,000	(h)	$1,155,500
	4/2/2012				75,000	(j)	$1,733,250
	4/2/2012				75,000	(k)	$1,733,250

(1)
The number of shares of our common stock indicated in this column is the result of determining the OSO value at December 31, 2012, and has been computed based upon the OSO formula and multiplier as of that date and the closing sale price of our common stock on that date. For additional information on the valuation assumptions we made with respect to these grants, refer to note 13 of our financial statements in our Form 10-K for the year ended December 31, 2012, as filed with the SEC. The value of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the OSO award until the award is settled. Since the value of an OSO depends on the degree to which our common stock outperforms the index, the number of shares issued upon settlement of a vested OSO will change from time to time.

(2)
OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This initial base price is referred to as the Initial Price. On the settlement date, the Initial Price is adjusted (but not below the initial base price)—as of the date of settlement—by a percentage that is equal to the aggregate percentage increase or decrease in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the settlement date of the OSO. The amounts shown in this column represent the adjusted base price for the OSOs as of December 31, 2012.

Vesting Information

        OSOs.    OSOs vest and fully settle on the third anniversary of the grant date, with the OSOs awarded to Mr. Crowe pursuant to his employment agreement fully settling on April 1, 2015. OSO awards provide for acceleration of settlement in the event of a change of control as defined in our Level 3 Communications, Inc. Stock Plan.

        RSUs.    RSUs vest as follows.

  (a)
  vests 100% on January 1, 2013

  (b)
  vests 100% on April 1, 2013

  (c)
  vests 100% on July 1, 2013

  (d)
  vests 100% on October 1, 2013

  (e)
  vests in equal installments on January 1, 2013 and 2014

  (f)
  vests in equal installments on July 1, 2013 and 2014

  (g)
  vests in equal installments on July 1, 2013, 2014 and 2015

  (h)
  vests in equal installments on July 1, 2013, 2014, 2015 and 2016

  (i)
  vests in equal installments on December 31, 2013 and 2014

  (j)
  vests in equal installments on January 1, 2013 and 2014

  (k)
  vests 100% on December 31, 2013, subject to performance as determined under the terms of the MIRP

Options Exercised and Stock Vested in 2012

        The following table provides information for the Named Executive Officers relating to (1) OSO settlements during 2012, including the number of shares acquired upon settlement and the value realized including the value realized if no shares of our common stock were issued and (2) the number of shares acquired upon the lapsing of restrictions for RSUs and the value realized, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James Q. Crowe	0	$41,982	375,045	$8,579,465
Sunit S. Patel	0	$11,215	23,274	$511,032
Jeff Storey	0	$18,253	62,615	$1,242,724
Charles C. Miller, III	0	$14,269	26,891	$589,766
Thomas C. Stortz	0	$11,913	23,755	$521,394

Equity Compensation Plan Information

        We have two equity compensation plans under which we may issue shares of our common stock to employees, officers, directors and consultants. They are The Level 3 Communications, Inc. Stock Plan and the 2003 Global Crossing Limited Stock Incentive Plan. We assumed sponsorship of the 2003 Global Crossing Limited Stock Incentive Plan in connection with the acquisition of Global Crossing. Options outstanding under the 2003 Global Crossing Limited Stock Incentive Plan at the closing of the acquisition were automatically exchanged for options to purchase shares of our common stock and the plan was amended to provide for the issuance of shares of our common stock. The following table provides information about the shares of our common stock that may be issued upon exercise of awards under The Level 3 Communications, Inc. Stock Plan (in the "Equity compensation plans approved by stockholders" category) and the 2003 Global Crossing Limited Stock Incentive Plan (in the "Equity compensation plans not approved by stockholders" category) as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	9,138,536	†	$23.40	†‡	16,381,225
Equity compensation plans not approved by stockholders	62,324	*	$12.18	*	3,352,982

†
Includes, among other awards, awards of outperform stock appreciation units ("OSOs"). For purposes of this table, each OSO is considered to use a single share of our common stock from the total number of shares reserved for issuance under The Level 3 Communications, Inc. Stock Plan even though the actual payout multiplier may range from zero to four, as described below.

‡
At December 31, 2012, the only type of award outstanding under The Level 3 Communications, Inc. Stock Plan that included an "exercise price" was the OSOs. The weighted-average exercise price indicated is for the outstanding OSOs at the date of grant. The exercise price of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the award until the award has been exercised.

*
Includes awards of options only. The 2003 Global Crossing Limited Stock Incentive Plan provides for the granting of (i) stock options, (ii) stock appreciation rights and (iii) other stock-based awards, including, without limitation, restricted share units, to eligible participants. The vesting of outstanding awards may be accelerated and the securities issuable pursuant to outstanding awards may be adjusted upon the occurrence of certain corporate events. No awards may be granted under the plan after December 8, 2013. For additional information about the plan, see note 13, "Employee Benefits and Stock-Based Compensation" to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2012, as filed with the SEC.

        OSOs derive value from the appreciation of our common stock above a base price equal to the fair market value of our common stock on the date of grant as adjusted (but not below the initial base price) to reflect the change in value of the S&P 500® Index during the term of the OSO. Upon vesting and settlement, which for awards granted in 2012 will both occur on the third anniversary of the grant date, subject to continued employment, the holder will receive an amount equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index. OSOs are granted on a quarterly basis, and the Compensation Committee feels that the fixed settlement of the OSOs three years from the date of grant provides a meaningful holding period that supports the alignment of our LTI program with the interests of our stockholders.

Potential Payments Upon Termination or Change of Control

        As described in the Compensation Discussion and Analysis above, at December 31, 2012, other than Mr. Crowe, the Named Executive Officers did not have employment agreements with us.

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Named Executive Officer's employment had terminated on December 31, 2012, given the Named Executive Officer's compensation and, if applicable, based on our closing stock price on that date. As of December 31, 2012, the Named Executive Officers other than Mr. Crowe participate in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the occurrence of the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our common stock price and the executive's age.

        Death, Disability and Retirement.    If one of the Named Executive Officers were to die, become disabled or retire, the OSOs will remain outstanding until the applicable settlement date. Any remaining restrictions on awards of RSUs would lapse immediately. For these purposes, "disability" generally means total disability, resulting in the grantee being unable to perform his job. At December 31, 2012, Messrs. Crowe, Miller and Stortz are the only Named Executive Officers who were eligible to retire pursuant to our retirement benefit opportunity. The information presented in the following table is provided with respect to OSOs that would be retained until settlement and RSUs the restrictions upon which will lapse upon the death or disability of the Named Executive Officers. OSO value is determined based upon the OSO mechanisms described above as of December 31, 2012. RSU value is determined based on the closing price of our common stock on December 31, 2012. In addition, the information below reflects the results required under Mr. Crowe's employment agreement and the other Named Executive Officers' participation in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan. The amount in the Cash column also includes the payment of health and welfare benefits.

  Death and Disability

	As of December 31, 2012
Name	Cash	OSOs	RSUs	Total
James Q. Crowe	$2,524,816	$1,309,133	$17,150,600	$20,984,549
Sunit S. Patel	$456,066	$439,511	$2,216,687	$3,112,264
Jeff K. Storey	$499,710	$753,460	$3,539,134	$4,792,304
Charles C. Miller, III	$456,066	$481,345	$2,346,428	$3,283,839
Thomas C. Stortz	$456,066	$439,511	$2,226,787	$3,122,364

  Retirement

	As of December 31, 2012
Name	Cash	OSOs	RSUs	Total
James Q. Crowe	$2,524,816	$1,309,133	$8,292,908	$12,126,857
Sunit S. Patel	$0	$0	$0	$0
Jeff K. Storey	$0	$0	$0	$0
Charles C. Miller, III	$0	$481,345	$2,346,428	$2,827,773
Thomas C. Stortz	$0	$439,511	$2,226,787	$2,666,298

        Involuntary Separation from Service.    If one of the Named Executive Officers were to have his employment with the company involuntarily terminated, or if the Named Executive Officer were to terminate his employment with us for good reason as defined in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan, his OSOs will remain outstanding until the applicable settlement date. Any remaining restrictions on awards of RSUs would lapse immediately.

The information presented in the following table is provided with respect to OSOs that would be retained until settlement. OSO value is determined based upon the OSO mechanisms described above as of December 31, 2012. RSU value is determined based on the closing price of our common stock on December 31, 2012. In addition, the information below reflects the results required under Mr. Crowe's employment agreement and the other Named Executive Officers' participation in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan. Amounts in the Cash column also include the cost of health and welfare benefits for all of the Named Executive Officers and the cost of outplacement services for the Named Executive Officers other than Mr. Crowe.

	As of December 31, 2012
Name	Cash	OSOs	RSUs	Total
James Q. Crowe	$10,024,816	$1,309,133	$17,150,600	$28,484,549
Sunit S. Patel	$3,341,066	$154,776	$2,452,645	$5,948,487
Jeff K. Storey	$4,052,210	$265,331	$3,863,579	$8,181,120
Charles C. Miller, III	$3,341,066	$481,345	$4,079,678	$7,902,089
Thomas C. Stortz	$3,341,066	$439,511	$3,960,037	$7,740,614

        Mr. Crowe's employment agreement also required that he concurrently enter into a restrictive covenant agreement containing customary non-competition, non-solicitation, and non-disparagement obligations that are applicable through December 31, 2014. If Mr. Crowe's employment terminates after December 31, 2013, or his termination constitutes a qualifying retirement, we may extend the period of the restrictive covenant agreement's obligations for one additional year until December 31, 2015, by paying Mr. Crowe additional severance benefits. The form of these additional severance benefits would be selected by us, in our sole discretion, and would be either (i) cash in the amount of $12,000,000 or (ii) cash in the amount of $3,750,000 as well as 300,000 RSUs and 150,000 OSOs, each of which would become vested and settled on December 31, 2015.

        Change of Control.    As described above in the Compensation Discussion and Analysis, OSOs will automatically be settled upon the occurrence of a change of control of Level 3 Communications, Inc. as defined in the Level 3 Communications, Inc. Stock Plan, and any remaining restrictions on RSUs would lapse immediately upon such a change of control and in such case we will, in our sole discretion, either (a) issue all unissued shares of our common stock issuable pursuant to the RSU award to the employee or (b) pay the employee in a combination of cash and stock the value of those shares of our common stock as provided for in the Level 3 Communications, Inc. Stock Plan.

        Notwithstanding the foregoing, if the change of control does not qualify as a "change in control event" as defined in Treasury Regulation 1.409A-3(i)(5)(i) under Section 409A of the Internal Revenue Code of 1986, as amended, then the Named Executive Officer must also undergo a separation from service on account of his termination of employment by us without cause following that change in control in order for the remaining restrictions on his RSUs to lapse. In such case, the issuance of the shares or the payment of the cash would be delayed until the date six months and one day following his separation from service.

        OSO value is determined based upon the OSO mechanisms for a change of control described above, and is calculated at the highest value during the 60 day period prior to December 31, 2012, as dictated by the terms of the OSO awards. In addition, we will provide gross-ups for our Named Executive Officers from any taxes due under Section 4999 of the Internal Revenue Code of 1986 incident to a change of control for awards granted prior to April 1, 2012. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive's personal compensation history.

        The following tables summarize the dollar value, as of December 31, 2012, of these accelerations assuming that a change of control that qualifies as a change of control event of Level 3

Communications, Inc. had occurred on December 31, 2012 along with or without a termination of the Named Executive Officers having occurred on December 31, 2012.

        The information below reflects the results required under Mr. Crowe's employment agreement and the other Named Executive Officers' participation in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan in the context of a change of control and a termination of employment. Amounts in the Cash column also include the cost of health and welfare benefits for all of the Named Executive Officers and the cost of outplacement services for the Named Executive Officers other than Mr. Crowe.

	As of December 31, 2012
Name	Cash	OSOs	RSUs	Total
James Q. Crowe	$10,024,816	$1,450,769	$17,150,600	$28,626,185
Sunit S. Patel	$4,203,566	$487,061	$5,683,187	$10,373,814
Jeff K. Storey	$5,027,210	$834,978	$8,738,884	$14,601,072
Charles C. Miller, III	$4,203,566	$533,422	$5,812,928	$10,549,916
Thomas C. Stortz	$4,203,566	$487,061	$5,693,287	$10,383,914

        The information below reflects the results required under Mr. Crowe's employment agreement and the other Named Executive Officers' participation in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan in the context of a change of control without a termination of employment. Amounts in the Cash column also include the cost of health and welfare benefits for all of the Named Executive Officers and the cost of outplacement services for the Named Executive Officers other than Mr. Crowe.

	As of December 31, 2012
Name	Cash	OSOs	RSUs	Total
James Q. Crowe	$0	$1,450,769	$17,150,600	$18,601,369
Sunit S. Patel	$1,293,750	$487,061	$5,683,187	$7,463,998
Jeff K. Storey	$1,462,500	$834,978	$8,738,884	$11,036,362
Charles C. Miller, III	$1,293,750	$533,422	$5,812,928	$7,640,100
Thomas C. Stortz	$1,293,750	$487,061	$5,693,287	$7,474,098

        At December 31, 2012, our Named Executive Officers did have non-compete agreements other than as described above in the Compensation Discussion and Analysis with respect to Mr. Crowe's employment agreement and with respect to the other Named Executive Officers participating in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan.

Director Compensation

        During 2012, each of our directors (other than Mr. Scott, whose compensation is described below) who was not employed by us during 2012 earned fees for his Board service consisting of a $75,000 annual cash retainer. The directors who serve as the chairmen of the Audit Committee and the Compensation Committee each earned an additional $30,000 annual cash retainer for serving as chairmen of those committees. Each chairman of the Nominating and Governance Committee, Classified Business and Security Committee and the Strategic Planning Committee receives an additional $20,000 for serving as chairman of that committee. Any member of the Board who was not employed by us during 2012 earned a $15,000 annual cash retainer for each non-chair membership on the Audit Committee and the Compensation Committee. Any member of the Board who was not employed by us during 2012 earned a $10,000 annual cash retainer for each non-chair membership on the Nominating and Governance Committee, the Classified Business and Security Committee and the Strategic Planning Committee. These payments are made on a quarterly basis. There is no additional compensation paid to the members of the Transition Planning Committee. Walter Scott, Jr., our

Chairman of the Board, received an annual cash retainer of $250,000 for serving as our Chairman of the Board. This retainer is paid on a monthly basis.

        We also compensate our non-employee directors with grants of RSUs. Each non-employee member of the Board receives a grant of RSUs as of July 1 of each year, with the number of units determined by dividing $150,000 (or $180,000 for Mr. Scott) by the volume-weighted average price of our common stock over the period from January 1 to June 30. The total number of RSUs issued to each non-employee member of the Board with respect to a calendar year's compensation is subject to an overall cap of 6,666 shares (or 8,000 shares for Mr. Scott). These RSUs vest and settle in shares of our common stock on the first anniversary of grant.

        We also award an initial grant of RSUs to new members of our Board. This initial grant has a value of $150,000 on the date of grant. The restrictions on transfer for this initial grant lapse 100% on the third anniversary of the date of grant. During 2012, we made initial grants of restricted stock units to Messrs. Chilton, Clontz and Glenn.

        We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committee and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We also provide liability insurance for our directors and officers. A group of insurance companies provides this coverage. The annual cost of this coverage is approximately $1.8 million.

        We do not maintain any pension, nonqualified defined contribution or other deferred compensation plans for our non-employee directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)		Total($)
Walter Scott, Jr., Chairman	250,000	174,099	90,285	(2)	514,384
Kevin P. Chilton(3)	46,250	241,812	0		288,062
Archie R. Clemins	102,500	145,083	0		247,583
Steven T. Clontz(3)	68,750	241,812	0		310,562
James O. Ellis, Jr.	110,000	145,083	0		255,083
T. Michael Glenn(4)	0	187,482	0		187,482
Richard R. Jaros	103,750	145,083	0		248,833
Michael J. Mahoney	105,000	145,083	0		250,083
Peter Seah Lim Huat	82,800	145,083	0		227,883
John T. Reed	120,000	145,083	0		265,083
Peter van Oppen(5)	0	0	0		0
Albert C. Yates	92,500	145,083	0		237,583
Former Director
Lee Theng Kiat(6)	21,250	0	0		21,250

(1)
This column represents the full grant date fair value of the restricted stock units issued to our non-employee directors during 2012. For additional information relating to the assumptions made by us in valuing these awards for 2012, refer to note 13 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

  The following indicates the restricted stock units held by our non-employee directors at December 31, 2012:

Name	Number of Shares
Walter Scott, Jr., Chairman	7,860
Kevin P. Chilton	10,917
Archie R. Clemins	13,592
Steven T. Clontz	10,917
James O. Ellis, Jr.	6,550
T. Michael Glenn	8,281
Richard R. Jaros	6,550
Michael J. Mahoney	6,550
Peter Seah Lim Huat	13,592
John T. Reed	6,550
Peter van Oppen	0
Albert C. Yates	6,550
Former Director
Lee Theng Kiat	0
(2)
We provide secretarial services to Mr. Scott. The amount indicated represents our incremental costs for the provision of those secretarial services.

(3)
Messrs. Chilton and Clontz joined our Board in April 2012.

(4)
Mr. Glenn joined our Board in October 2012.

(5)
Mr. van Oppen joined our Board in March 2013.

(6)
Mr. Lee was a member of our Board from October 2011 until April 2012.

Certain Relationships and Related Transactions

        Review and Approval of Related Party Transactions.    We review all relationships and transactions in which we and (i) our directors, (ii) our executive officers, (iii) any person known by us to beneficially own more than five percent of our outstanding common stock or (iv) their respective immediate family members, are participants pursuant to a written related party transactions policy to determine whether these persons have a direct or indirect material interest. Members of our Legal Department are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our Proxy Statement. In addition, our Audit Committee reviews and determines whether to approve or ratify any related person transaction that has a value equal to or in excess of $50,000. In the course of its review of a related party transaction that meets this threshold, the Audit Committee will consider:

  •
  the benefits to the company;

  •
  the effect on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction;

  •
  the terms available to unrelated third parties or to employees generally; and

  •
  any other matters the Audit Committee deems appropriate.

        Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such member may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

  Related Party Transactions

        The Audit Committee has reviewed and approved or ratified all of the following transactions which took place during 2012.

        Company Aircraft.    We impute as income the cost of personal travel using our corporate aircraft. We note that when a guest accompanies a member of our senior management on business travel and if required by applicable U.S. Internal Revenue Service regulations, we impute as income the cost of that additional travel to that executive. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates. In addition, in certain limited circumstances we impute as income the cost of personal travel to an executive to the extent that the personal use of the corporate aircraft is at the direction of the company and for the company's benefit in attracting and retaining a member of senior management. For 2012, Mr. Crowe had $187,267 of imputed income for personal use of our corporate aircraft. For additional information regarding the personal use of aircraft, please see "Compensation Discussion and Analysis—Determination of Total Compensation for 2012—Other Compensatory Benefits—Perquisites" above.

        Southeastern Asset Management—15% Convertible Senior Notes due 2014.    On March 15, 2012, we completed a private exchange transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") with Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, a Massachusetts business trust, and Southeastern Asset Management, Inc. ("Southeastern"), a Tennessee corporation and investment adviser to Longleaf Partners Fund. In the exchange transaction, we exchanged $100,062,000 aggregate principal amount of our outstanding 15% Convertible Senior Notes due 2014 held by Longleaf Partners Fund for 5,447,129 shares of our Common Stock that we issued to Longleaf Partners Fund. These shares of common stock were exempt from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended.

        In connection with this transaction and effective upon its closing, we and Southeastern amended our existing Standstill Agreement to increase the maximum number of shares of our common stock that Southeastern is permitted to beneficially own during the term of the Standstill Agreement up to 49,840,000 shares from 46,000,000 shares. This amendment permitted Southeastern on behalf of its advisory clients to purchase approximately 4 million additional shares of our common stock in the open market.

 VOTE ON COMPENSATION PROPOSAL

        Under the rules of the SEC, we are required to provide you with the opportunity to cast a vote on the compensation for our Named Executive Officers. This proposal is frequently referred to as a "say-on-pay" vote. This vote is on an advisory basis. Our executive compensation program is intended to attract, retain and motivate the executive talent required to achieve our corporate objectives and increase stockholder value.

        As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

  •
  our employees should be rewarded fairly and competitively through a mix of base salary, short- and long-term incentives, benefits, career growth and development opportunities and a work environment that allows our employees to achieve results;

  •
  our compensation programs should be flexible in order to meet the needs of our business and are reviewed from time to time as appropriate by our Compensation Committee, as evidenced by the implementation of the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan following the completion of the Global Crossing acquisition;

  •
  employee ownership for our more senior employees demonstrates an economic stake in our business that helps align their interests with those of our stockholders;

  •
  our compensation programs for our more senior employees should be based heavily on creating long-term value, which we believe is best measured by stock price performance;

  •
  our compensation programs should be supported by an effective performance review and management process; and

  •
  we provide an above-market total compensation opportunity for exceeding expected performance.

        Our executive compensation program is described in the Compensation Discussion and Analysis, or CD&A, related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 23 of this Proxy Statement, describes our executive compensation program in detail, and we encourage you to review it.

        Since the vote on this proposal is advisory, it is not binding on us. Nonetheless, the Compensation Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a vote at the 2013 Annual Meeting in support of our executive compensation program:

  RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

  The Board recommends a vote FOR, this proposal

  Unless you specify otherwise, the Board intends the accompanying Proxy to be voted for this item.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 28, 2013, by Level 3's directors, the Named Executive Officers, and the directors and executive officers as a group, and each person known by us to beneficially own more than five percent of our outstanding common stock.

Name	Number of Shares of Common Stock	Percent of Common Stock Beneficially Owned(%)
James Q. Crowe(1)	689,392	*
Sunit S. Patel(2)	117,830	*
Jeff K. Storey(3)	94,326	*
Charles C. Miller, III(4)	124,708	*
Thomas C. Stortz(5)	60,384	*
Walter Scott, Jr.(6)	1,902,898	*
Kevin P. Chilton	0	*
Steven T. Clontz	36,500	*
Archie R. Clemins	28,327	*
James O. Ellis, Jr.	44,219	*
T. Michael Glenn	0	*
Richard R. Jaros	117,738	*
Michael J. Mahoney	39,099	*
John T. Reed(7)	62,375	*
Peter Seah Lim Huat	39,237	*
Peter van Oppen	0	*
Albert C. Yates	39,558	*
Directors and Executive Officers as a Group (22 persons)(8)	3,612,363	1.6
STT Stockholder Group(9)	55,498,593	25.6
Southeastern Asset Management, Inc.(10)	47,121,339	21.6
Fairfax Financial Holdings(11)	15,708,872	7.1

*
Less than 1%.

(1)
Effective April 11, 2013, Mr. Crowe is no longer our Chief Executive Officer, and effective at the conclusion of the Annual Meeting will no longer be a member of the Board. Includes 4,813 RSUs, the restrictions on which will lapse within 60 days of March 28, 2013.

(2)
Includes 1,283 RSUs, the restrictions on which will lapse within 60 days of March 28, 2012, and 1,000 shares of our common stock held in an individual retirement account.

(3)
Includes 2,093 RSUs, the restrictions on which will lapse within 60 days of March 28, 2013.

(4)
Includes 1,635 RSUs, the restrictions on which will lapse within 60 days of March 28, 2013.

(5)
Includes 1,364 RSUs, the restrictions on which will lapse within 60 days of March 28, 2013.

(6)
Includes 6,646 shares of our common stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers. Mr. Scott disclaims beneficial ownership of any shares of our common stock held by the Suzanne Scott Irrevocable Trust.

(7)
Includes 16,666 shares of our common stock held in Mr. Reed's individual retirement account and 6,666 shares of our common stock held by Reed Capital Partners, LLC, of which Mr. Reed and his spouse hold none of the membership interests, but as to which Mr. Reed and his spouse share voting and investment powers. Mr. Reed disclaims beneficial ownership of any shares of our common stock held by Reed Capital Partners, LLC.

(8)
Includes 13,230 RSUs, the restrictions on which will lapse within 60 days of March 28, 2013.

(9)
Based on information provided in Amendment No. 2 to Schedule 13D by these stockholders on May 21, 2012. STT Crossing Ltd. ("STT Crossing") is an indirect subsidiary of Temasek Holdings (Private) Limited ("Temasek"), its ultimate parent entity, and is located at 10 Frere Felix de Valois Street, Port Louis, Mauritius. As of May 21, 2012, STT Crossing owned 55,498,593 shares of our common stock. Temasek, through its ultimate ownership of STT Crossing, may be deemed to have voting and dispositive power over all these shares; however, pursuant to Rule 13d-4 under the Exchange Act, Temasek expressly disclaims beneficial ownership of these shares.

(10)
Address for Southeastern Asset Management, Inc., Longleaf Partners Fund and Mr. O. Mason Hawkins is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. The following information is based solely on Southeastern Asset Management, Inc.'s Schedule 13G filed with the SEC on February 14, 2013. Percentage of our outstanding common stock is as reported in their Schedule 13G.

Information presented is presented by Southeastern Asset Management, Inc. as a registered investment adviser. All of the securities reported by Southeastern Asset Management are owned legally by Southeastern Asset Management, Inc.'s investment advisory clients and none are owned directly or indirectly by Southeastern Asset Management, Inc. Includes 15,026,565 shares of our common stock (6.9%) beneficially owned by Longleaf Partners Fund, a series of Longleaf Partners Fund Trust, of which Southeastern Asset Management, Inc. shares voting and dispositive power. Southeastern Asset Management, Inc. exercises sole dispositive power with respect to 25,736,774 shares of our common stock beneficially owned by discretionary managed accounts, 21,384,565 shares of our common stock beneficially owned by discretionary managed accounts for which Southeastern Asset Management has shared dispositive power. Also includes 21,483,865 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has sole voting power, 21,384,565 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has shared voting power and 4,252,909 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has no voting power.

The shares of our common stock beneficially owned by Southeastern Asset Management includes 431,849 shares issuable upon conversion of convertible notes after taking into account the transaction described above under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Related Party Transactions—Southeastern Asset Management—15% Convertible Senior Notes due 2013."

Mr. O Mason Hawkins, Chairman of the Board and CEO of Southeastern Asset Management, Inc., may be deemed to beneficially own the Level 3 common stock held by Southeastern Asset Management, Inc. Mr. Hawkins disclaims beneficial ownership of such common stock.

See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Related Party Transactions—Southeastern Asset Management—15% Convertible Senior Notes due 2013," for additional information.

(11)
The following information is based solely on Fairfax Financial Holdings Limited's Schedule 13G filed with the SEC on February 14, 2013. Percentage of our outstanding common stock is as reported in their Schedule 13G. The information provided is for Fairfax Financial Holdings Limited ("Fairfax"), a corporation incorporated under the laws of Canada includes information for V. Prem Watsa, an individual; 1109519 Ontario Limited ("1109519"), a corporation incorporated under the laws of Ontario; The Sixty Two Investment Company Limited ("Sixty Two"), a corporation incorporated under the laws of British Columbia; and 810679 Ontario Limited ("810679"), a corporation incorporated under the laws of Ontario. The business addresses for Fairfax, Mr. Watsa, 1109519 and 810679 is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7; and the business address for Sixty Two is 1600 Cathedral Place, 925 West Georgia St., Vancouver, British Columbia V6C 3L3.

  Fairfax, Mr. Watsa, 1109519, 810679 and Sixty Two share voting and dispositive power with respect to 15,708,872 shares of our common stock.

  Certain of the shares of common stock beneficially owned are held by subsidiaries of Fairfax and by the pension plans of certain subsidiaries of Fairfax, and certain of the convertible debt securities that are convertible into shares of our common stock beneficially owned are held by subsidiaries of Fairfax, which subsidiaries and pension plans have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. No such interest of a subsidiary or pension plan relates to more than 5% of the class of our common stock.

  Shares of our common stock reported as beneficially owned include shares of our common stock issuable upon conversion of certain convertible debt securities.

  Neither the filing of the Schedule 13G nor the information contained therein shall be deemed to constitute an affirmation by Mr. Watsa, 1109519, Sixty Two, 810679, Fairfax, OdysseyRe or Odyssey America that such person is the beneficial owner of the shares referred to therein for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, or for any other purpose, and such beneficial ownership is expressly disclaimed.

OTHER MATTERS

        It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with their discretion.

FUTURE STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2014 Proxy Statement must submit the proposal so that it is received by us no later than December 13, 2013. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        If a stockholder does not submit a proposal for inclusion in our 2014 Proxy Statement, but instead wishes to present it directly at the 2014 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 24, 2014, but no earlier than February 22, 2014, for the proposal to be included in our proxy material relating to that meeting. Proposals received after March 24, 2014 will not be voted on at the 2014 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2014 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2014 Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Statement filing. Any such proposals should be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Annex 1

AUDIT COMMITTEE REPORT

To the Board of Directors

        The Audit Committee reviews Level 3 Communications, Inc.'s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The company's registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. We have reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2012.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the company's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the course of fiscal 2012, management completed the documentation, testing and evaluation of the company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the company's Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in the company's Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2013.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, as may be modified or supplemented. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Rule 3526, Communications with Audit Committees Concerning Independence, by the Professional Standards of the Public Company Accounting Oversight Board (United States), and has discussed with the auditors the auditors' independence.

A-1-1

        Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year ended December 31, 2012.

        The Audit Committee has also considered whether the provision of services by KPMG LLP and its international affiliates not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the company's Forms 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 is compatible with maintaining KPMG LLP's independence.

        The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates for the audit of the Level 3 annual financial statements for the years ended December 31, 2012, and 2011 and fees billed for other services rendered by KPMG LLP and its international affiliates during those periods, which have been approved by the Audit Committee.

	2012	2011
Audit Fees(1)	$5,933,000	$6,347,000
Audit-Related Fees(2)	486,000	1,083,000
Tax Fees(3)	466,000	0
All Other Fees	0	0

Total Fees	$6,885,000	$7,430,000

(1)
Audit fees consisted principally of fees for the audit of financial statements, including statutory audits of foreign subsidiaries, audit of internal control over financial reporting, and fees relating to comfort letters and registration statements.

(2)
Audit related fees consisted principally of fees for audits of employee benefit plans, agreed-upon procedures reports, due diligence activities, and other audits not required by statute or regulation.

(3)
Tax fees consisted principally of fees for tax consultation and tax compliance activities.

The Audit Committee*:
John T. Reed, Chairman
Kevin P. Chilton
Archie R. Clemins

For the year ended December 31, 2012

*
Mr. T. Michael Glenn joined the Board's Audit Committee after the committee's adoption of this Report.

A-1-2

LEVEL 3 COMMUNICATIONS, INC.

1025 ELDORADO BLVD.
BROOMFIED, CO 80021

ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57560-P34784	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEVEL 3 COMMUNICATIONS, INC.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

		For All	Withhold All	For All Except

1.	Election of Directors	☐	☐	☐

Nominees:

	01)	Walter Scott, Jr.
	02)	Jeff K. Storey
	03)	General Kevin P. Chilton
	04)	Admiral Archie R. Clemins
	05)	Steven T. Clontz
	06)	Admiral James O. Ellis, Jr.
	07)	T. Michael Glenn
	08)	Richard R. Jaros
	09)	Michael J. Mahoney
	10)	Charles C. Miller, III
	11)	John T. Reed
	12)	Peter Seah Lim Huat
	13)	Peter van Oppen
	14)	Dr. Albert C. Yates

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	To approve the named executive officer compensation, which vote is on an advisory basis.	☐	☐	☐

3.	To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LEVEL 3 COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 23, 2013

9:00 a.m.

Headquarters of Level 3 Communications, Inc.

1025 Eldorado Blvd.

Broomfield, Colorado 80021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Annual Report and Proxy is available at www.proxyvote.com.

M57561-P34784

Level 3 Communications, Inc.	proxy
1025 Eldorado Boulevard
Broomfield, CO 80021

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 23, 2013.

The shares of stock held in your account will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz and Neil J. Eckstein, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements as described in the Notice of Annual Meeting and Proxy Statement dated April XX, 2013, receipt of which is hereby acknowledged.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

For Level 3 Communications, Inc. 401(k) participants: The undersigned, as a participant in the Level 3 Communications, Inc. 401(k) Plan (“the Plan”), hereby directs Wells Fargo Bank, N.A. as Trustee for the Plan, to vote all shares of common stock of Level 3 Communications, Inc. allocated to my account in the Plan as of March 28, 2013. I understand that I am to mail this proxy card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by phone or by using the Internet as described on the reverse side of this card, and that my instructions must be received by Broadridge Financial Solutions, Inc. no later than midnight on May 20, 2013. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account in the Level 3 Communications, Inc. 401(k) Plan will be voted in accordance with the terms of the Plan document and any other shares will not be voted.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Continued and to be signed on reverse side